Exhibit 10.25

                                   LEASE dated

                                November 14, 1996


                                    ARTICLE I

                                 REFERENCE DATA


      1.1   SUBJECTS REFERRED TO
            --------------------

      Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article.


LANDLORD:                             Nashoba View Associates, LLC, a
                                      Massachusetts limited liability company

LANDLORD'S ORIGINAL ADDRESS:          c/o The Chiofaro Company, Inc.
                                      One International Place
                                      Boston, Massachusetts  02110

TENANT:                               Cascade Communications Corp., a
                                      Delaware corporation

TENANT'S ORIGINAL ADDRESS:            5 Carlisle Road
                                      Westford, Massachusetts

TENANT AREA B
PLAN DELIVERY DATE:                   June 27, 1997

CONTINGENCY ALLOWANCE:                $200,000, provided by Landlord

CONSTRUCTION BUDGET:                  $ 4,011,627

TERM:                                 See Section 2.4

TERM COMMENCEMENT DATE:               The date hereof

AREA A COMMENCEMENT DATE:             See Section 2.4

ESTIMATED AREA A
COMMENCEMENT DATE:                    March 2, 1997

AREA B COMMENCEMENT DATE:             See Section 2.4

ESTIMATED AREA B
COMMENCEMENT                          DATE  November 1, 1997 or if earlier,  the
                                      date 126 days after  delivery  to Landlord
                                      of the Area B Plans  pursuant  to  Section
                                      3.2

INITIAL TERM:                         The portion of the Term beginning on
                                      the Term Commencement Date and ending
                                      on the Initial Term Expiration Date.

INITIAL TERM EXPIRATION DATE:         The last day of the 144th full calendar
                                      month following the Area A Commencement
                                      Date.

EXTENSION TERMS:                      See Section 2.4.1

ANNUAL FIXED RENT:                    Initial Term:
                                      ------------

                                      An  annual  rate  equal  to the sum of (i)
                                      $7.98 per square  foot of  Rentable  Floor
                                      Area of the Premises from time to time, plus (ii) only during the period from May 1, 1997 through the Area B Commencement Date, $5.67 per square foot of rentable floor area of those portions of Area B not included in the Premises from time to time.


                                      Extension Terms:
                                      ---------------

                                      Annual  Fixed Rent  during  the  Extension
                                      Terms  shall  be  as   established   under
                                      Section 2.4.1.

RENT COMMENCEMENT DATE:               The date Landlord tenders the first
                                      portion of the Premises in accordance
                                      with Section 2.1.1.

LAND:                                 The land described in EXHIBIT B hereto.

BUILDING:                             The building on the Land containing
                                      approximately 278,775 square feet of
                                      rentable floor area with an address of
                                      One Technology Way, Westford,
                                      Massachusetts.  The Building includes
                                      three areas:

                                      Area A: 166,551 square feet of rentable
                                      floor area in two stories, including a
                                      mezzanine.

                                      Area B: 92,300 square feet of rentable
                                      floor area in three stories, currently
                                      leased to Concurrent Computer
                                      Corporation.

                                      Area C: 19,924 square feet of rentable
                                      floor area in a high bay warehouse.

      The parties hereby agree that the foregoing square footage measurements shall be binding for the purpose of this Lease.

PREMISES:                             Prior to the Area A Commencement Date,
                                      or the Area B Commencement Date, as the
                                      case may be, those portions of Area A
                                      and/or Area B that Tenant occupies from
                                      time to time for the conduct of its
                                      business (and not for the purposes of
                                      preparing Area A or Area B for Tenant's
                                      use and occupancy); provided, however,
                                      as of the Area A Commencement Date, the
                                      Premises shall be deemed to include all
                                      of Area A, and, as of the Area B
                                      Commencement Date, the Premises shall
                                      be deemed to include all of Area A and
                                      Area B;  provided, further, the
                                      Premises are subject to expansion under
                                      Section 2.1.1 of this Lease.

FIRST OFFER SPACE:                    See Section 2.1.2

RENTABLE FLOOR AREA
OF THE PREMISES:                      The rentable floor area of the Premises
                                      from time to time.

RENTABLE FLOOR AREA
OF THE BUILDING                       278,775 square feet

PERMITTED USES:                       Administration, sales and other general
                                      office purposes, research and
                                      development (including without
                                      limitation engineering laboratories),
                                      storage and light manufacturing
                                      (including without limitation design,
                                      assembly, reassembly and testing of
                                      electronic products and components),
                                      provided each such use is permitted
                                      by applicable zoning ordinances and other applicable laws and regulations.


PUBLIC LIABILITY INSURANCE:           $2,000,000 with umbrella of at least
                                      $5,000,000.


LANDLORD'S MANAGING AGENT:            The Chiofaro Company, Inc., or a
                                      successor designated from time to time
                                      by Landlord by written notice to Tenant.

ADDRESS OF LANDLORD'S
MANAGING AGENT:                       One International Place - Suite 4600
                                      Boston, Massachusetts 02110

BROKER:                               See Section 8.7

TENANT'S AUTHORIZED
REPRESENTATIVE:                       Paul E. Blondin or a successor
                                      designated by Tenant's President from
                                      time to time

LANDLORD'S FINISH WORK
REPRESENTATIVE:                       Mark C. Roopenian or a successor
                                      designated by Landlord's Manager from
                                      time to time

      The following partial list of additional defined terms is provided for reference only:

ADDITIONAL LAND:                      See Article XII

ARCHITECT:                            See Section 3.2

BUILDING SERVICE AGENTS:              See Section 2.6.3

EVENT OF DEFAULT:                     See Section 7.1

EXCLUSIVE PARKING SPACES:             See Article XII

FAIR MARKET NET RENT:                 See Section 2.4.1

FINANCING PARTY:                      See Section 9.2

FINISH WORK:                          See Section 3.2

GENERAL CONTRACTOR:                   See Section 3.1.1

LANDLORD'S TAXES:                     See Section 2.6.3

LANDLORD'S WORK:                      See Section 3.1.1

LEASE YEAR:                           See Section 2.5

OPERATING EXPENSES:                   See Section 2.6.3

PLANS:                                See Section 3.2

PRELIMINARY PLANS:                    See Section 3.2

PUNCHLIST ITEMS:                      See Section 3.2 (e)

SUBSTANTIAL COMPLETION OR
SUBSTANTIALLY COMPLETE:               See Section 3.2 (e)

TENANT AFFILIATE:                     See Section 5.9

TENANT'S PROPORTIONATE
SHARE:                                See Section 2.6.1

TENANT'S REMOVABLE
PROPERTY:                             See Section 5.11


      1.2   EXHIBITS
            --------

      The following is a list of Exhibits attached to this Lease.

EXHIBIT A:  Landlord's Work

EXHIBIT B:  Property Description

EXHIBIT C:  Letter of Credit

EXHIBIT D:  Ground Lease

EXHIBIT E:  Plans of the Premises

EXHIBIT F:  Title Exceptions

EXHIBIT G:  Area A Plans

                                   ARTICLE II

                         PREMISES, TERM, RENT, OPERATING
                       EXPENSES AND TAXES AND ELECTRICITY


      2.1   PREMISES AND EXCLUSIONS

      Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, on the terms and subject to the conditions set forth in this Lease. The Premises exclude the Land and areas and facilities of the Building
(i) outside of the perimeter of the Premises as shown on EXHIBIT E or (ii) within such perimeter and necessary for use, exclusively or in common, by Landlord or any other tenant of the Building in connection with the operation and management of any portion of the Building other than the Premises, including without limitation exterior faces of exterior walls; any common stairways and stairwells, Building entrance ways and the ground floor Building lobby, elevators and elevator wells necessary for access to other portions of the Building; any fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules (other than those exclusively serving Area A and/or Area B), and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common with the Premises).

      This Lease is subject to all easements, restrictions, agreements, and encumbrances listed on Exhibit F attached to this Lease, to the extent in force and applicable, provided the same shall not interfere with the Permitted Uses.

            2.1.1 DELIVERY OF THE PREMISES. Landlord shall notify Tenant when such Landlord's Work and Finish Work as is reasonably necessary for the use and occupancy of Area A or Area B, respectively, are Substantially Complete (as defined in Section 3.2 below). Landlord shall tender to Tenant possession of Area A no more than three business days after delivering to Tenant such notice relating to Area A, but no sooner than the Estimated Area A Commencement Date, unless otherwise specifically requested by Tenant or otherwise permitted under this Section 2.1.1 with respect to portions of Area A. Landlord shall tender to Tenant possession of Area B no more than three business days after delivering to Tenant such notice relating to Area B, but not sooner than the Estimated Area B Commencement Date unless otherwise specifically requested by Tenant or otherwise permitted under this Section 2.1.1 with respect to portions of Area B. If such Landlord's Work and Finish Work as is reasonably necessary for the use and occupancy of any portion of Area A or Area B are Substantially Complete, then
(i) prior to the Estimated Area A Commencement Date, with respect to portions of Area A, and the Estimated Area B Commencement Date, with respect to Area B, Tenant may, by written notice to Landlord, request that Landlord deliver to Tenant possession of such portion of Area A or Area B, as the case may be, and Landlord shall tender possession of such portion to Tenant within three business days after receiving such notice from Tenant unless Landlord reasonably determines that delivery of such portion to Tenant would interfere with the completion of the balance of Landlord's Work or Finish Work; and (ii) after the Estimated

Area A Commencement Date, with respect to portions of Area A, and the Estimated Area B Delivery Date, with respect to portions of Area B, Landlord may, three business days after notice to Tenant, tender to Tenant possession of any such portion of Area A or Area B, as the case may be, and Tenant shall accept possession of such portion of Area A or Area B unless Tenant cannot reasonably use or occupy such portion without a material interference with its business operations. Nothing in the foregoing sentence shall be construed to permit Tenant to delay acceptance of Landlord's tender to Tenant of possession of all of Area A or Area B, as the case may be, in the condition required hereunder. At the time of delivery thereof to Tenant, Area A and Area B (or any portion(s) thereof) shall be free of all tenants and occupants other than Tenant.


            2.1.2 RIGHT OF FIRST REFUSAL. During the Term, Tenant shall have a right of first refusal with respect to Area C, provided that (at Landlord's election) (i) no Event of Default exists either at the time of Tenant's acceptance of the offer or at the time the First Offer Space is added to the Premises, and (ii) Tenant will use the space for the expansion of its business at the Premises. If Landlord receives an offer to lease or letter of intent (an "Offer") with respect to Area C from a prospective tenant (the "Offeree"), before accepting such Offer, Landlord shall offer to lease Area C to Tenant on the same terms as the Offer by giving written notice to Tenant of the terms of such Offer and the identity of the Offeree. Tenant shall have 15 business days from receipt of such notice from Landlord to accept Landlord's offer to lease Area C by giving written notice to Landlord. If Tenant accepts Landlord's offer to lease Area C, Area C shall be incorporated into the Premises on the terms and conditions set forth in the Offer (including, without limitation, any provisions or conditions with respect to finish work to be completed in Area C) and, to the extent the Offer does not specify terms different from or conflicting with this Lease, the terms and conditions of this Lease, provided that in the event that the term of the lease for the First Offer Space exceeds the Term of this Lease,
(i) Article XII of this Lease shall not be construed to apply to the lease of the First Offer Space for any period of such lease beyond the Term of this Lease; (ii) Section 2.4.1 shall not be construed to apply to the lease of the First Offer Space (unless included in the terms of the Offer); and (iii) notwithstanding anything to the contrary in Section 2.2, Tenant shall not have the exclusive right to use the loading platform and the freight elevators within Areas A and B during such period. If Tenant fails to accept Landlord's Offer to lease Area C within such 30-day period, Landlord may lease Area C on the terms and conditions of the Offer to the Offeree or any other party) at any time during the following 180 days. If Landlord wishes to lease Area C on terms differing materially from the Offer, or if Landlord fails to lease Area C on the terms set forth in the Offer within such 180-day period, before executing a lease with the Offeree or accepting a new Offer, Landlord shall again offer to lease Area C to Tenant in accordance with this Section 2.1.2. The term for the First Offer Space shall commence on the date therefor specified in Landlord's notice of offer and terminate at the end of the Term (as it may be extended pursuant to the terms contained in this Lease) or the earlier termination of this Lease or the earlier date specified in Landlord's notice or where less than three (3) years remains in the Term, then at Landlord's option for as long as three (3) years from the first day of the term for the First Offer Space.

      2.2   APPURTENANT RIGHTS
            ------------------

      Tenant shall have, as appurtenant to the Premises, rights for Tenant, its employees and business invitees to use in common with Landlord and other tenants of the Building (subject to reasonable rules of general applicability to tenants and other users of the Building from time to time made by Landlord in accordance with the terms hereof): (a) any common lobbies, entrances, corridors, stairways, elevators and loading platform of the Building; any pipes, ducts, conduits, wires, fan rooms, utility closets, janitor closets, and appurtenant meters, fixtures, and equipment serving the Premises in common with others; (b) common parking areas, and any driveways and walkways necessary for access to the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby on such floor and serving the Premises; and (d) all other areas or facilities outside the perimeter of the Premises but in or about the Building or on the Land from time to time intended for general use by Tenant, other Building tenants, and Landlord (collectively, the "Common Facilities"). Tenant shall have the exclusive right to use the loading platform and the freight elevators within Areas A and B.

      2.3   RESERVATIONS
            ------------

      Landlord reserves the right from time to time, upon reasonable prior notice to Tenant (except in an emergency) and without unreasonable (except in an emergency) interruption of Tenant's use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building; and (b) to alter or relocate any other Common Facility. Installations, replacements and reallocations referred to in clause (a) above shall be located as far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

      2.4   TERM
            ----

      The "Term" of this Lease includes the Initial Term, which begins on the Term Commencement Date established under Section 1.1 and ends on the Initial Term Expiration Date set forth in Section 1.1, together with all Extension Terms. Landlord estimates that the Area A Commencement Date will begin on the Estimated Area A Commencement Date. Landlord shall use diligent efforts, to cause the Area A Commencement Date to occur on or before the Estimated Area A Commencement Date. However, in attempting to accomplish the foregoing, Landlord shall not be obligated to expend any sums in excess of the aggregate of the Construction Budget and the Contingency Allowance not included in the
Construction Budget. Provided Landlord has exercised such diligent efforts, Landlord's failure to cause the Area A Commencement Date to occur on or about the Estimated Area A Commencement Date, for any reason, shall not (except as provided in the next three sentences) give rise to any liability of Landlord hereunder, shall not constitute a Landlord's default, shall not affect the validity of this Lease, and shall have no effect on the beginning or end of the Term as otherwise determined hereunder or on Tenant's obligations associated therewith. If Landlord fails to deliver Area A in the condition required hereby on or before the Estimated Area A Commencement Date (which deadline shall be extended by one day for each day of Tenant Delay with respect to Area A), Landlord shall use reasonable efforts, at its sole expense, to deliver Area B (or such portions thereof as Tenant may request) in tenantable condition for Tenant's temporary use and occupancy for the Permitted Uses until delivery of Area A in accordance herewith. If Landlord fails to deliver Area A to Tenant in the condition required hereby on or before the later of (i) September 1, 1997 (if there have been no Tenant Delays) and (ii) September 1, 1997 plus the number of days of Tenant Delays, Tenant shall have the right to terminate this Lease by notice to Landlord without recourse to any party. If Landlord fails to deliver Area B to Tenant in the condition required hereby on or before the later of (i) January 1, 1998 (if there have been no Tenant Delays) and (ii) January 1, 1998 plus the number of days of Tenant Delays, either party shall have the right to terminate this Lease by notice to the other without recourse to any party. If at any time it becomes apparent that the Area A Commencement Date will not occur on or before the Estimated Area A Commencement Date (or the Area B Commencement Date will not occur on or before the Estimated Area B Commencement Date), Landlord will so notify Tenant and both parties will take reasonable available steps to minimize excess costs and otherwise to avoid or mitigate losses.

      The Initial Term shall begin at 12:01 a.m. on the Term Commencement Date, and shall end at 12:00 midnight on the Term Expiration Date set forth in Section 1.1.

      For the purposes of this Lease, the "Area A Commencement Date" means the first day that (i) such Landlord's Work and Finish Work as is reasonably necessary for the use and occupancy of Area A are Substantially Complete, and Landlord has delivered to Tenant a certificate from Landlord's architect to that effect, and (ii) Landlord has tendered possession of Area A to Tenant, free of tenants and occupants; and the "Area B Commencement Date" means the first day that (i) Landlord's Work and Finish Work with respect to Area A and Area B are Substantially Complete, and (ii) Landlord has tendered possession of Area B to Tenant, free of all tenants and occupants; provided, however, that Area A Commencement Date and the Area B Commencement Date, respectively, shall be deemed to occur one day sooner for each day of Tenant Delay with respect to Landlords' Work or Finish Work relating to, respectively, Area A or Area B; provided, however, no Tenant Delay shall cause the Area A Commencement Date to occur before the Estimated Area A Commencement Date or the Area B Commencement Date to occur before the Estimated Area B Commencement Date (unless Tenant has requested delivery of Area A (or Area B, as applicable) prior to the applicable Estimated Commencement Date in accordance with Section 2.1.1).

      Landlord and Tenant shall, at the request of either after the beginning of the Term, execute an acknowledgment, in recordable form, specifying the Area A Commencement Date and/or the Area B Commencement Date(s) and reciting the legal description of the Land and the Rentable Floor Area of the Premises as of such date(s).

            2.4.1 EXTENSION TERMS. If no Event of Default by Tenant exists at the time of the exercise of the option and at the commencement of any Extension Term, Tenant shall have the option, subject to the provisions hereof, to extend the Initial Term for all of the space then included in the Premises for one or more of three successive five-year periods (each such period, an "Extension Term"), exerciseable as provided below (it being understood that Tenant shall not have the right to exercise more than one such option at a time). Annual Fixed Rent per square foot of Rentable Floor Area during each such Extension Term shall be "Fair Market Net Rent," which shall be the annual fair market net rent per square foot for comparable premises in first class suburban office and research and development buildings in the Interstate 495 area in the condition of the Building as of the commencement of such Extension Term (or in such better condition in which the Premises are required to be maintained) for a similar term commencing on the commencement date for such Extension Term under the terms of this Lease (excluding from such calculation finish work allowances, rent abatements and the like). Rent for any Extension Term shall also incorporate such additional financial terms in the nature of rent and rent adjustments as are customarily then being included in leases for first class suburban office and research space in such buildings. Such payments shall be made in accordance with the procedures set forth in Article II of the Lease. Except as otherwise set forth herein, all terms and conditions of the Lease shall apply during such Extension Term.

      The option to extend the Lease for the first Extension Term shall be exercised and Fair Market Net Rent shall be determined as follows:

      (a) Tenant shall, on or before the date one year before the Initial Term Expiration Date, time being of the essence, give Landlord notice of its exercise of the first extension option.

      (b) If Tenant has given the notice described in subparagraph (a), Landlord shall give Tenant notice of its proposed Fair Market Net Rent and description of any additional financial terms (the "Rent Notice") at any time within sixty days of the date of Tenant's notice.

      (c) Within 30 days of receipt of Landlord's Rent Notice, Tenant shall notify Landlord of Tenant's agreement to or disagreement with the terms of Landlord's Rent Notice. If Tenant shall fail to give Landlord the notice of exercise under subparagraph (a) or if Tenant shall fail timely to respond to Landlord's Rent Notice given under subparagraph (b), time being of the essence, Tenant's option to extend the Term shall expire and be of no further effect. At Tenant's request, contained in its reply to Landlord's Rent Notice, the parties shall negotiate in good faith with respect to Fair Market Net Rent and any other financial terms. If Tenant and Landlord, having negotiated in good faith, shall agree on Fair Market Net Rent and all additional financial terms on or before the date thirty days after the date of Landlord's Rent Notice, this Lease shall be extended in accordance with such agreement. If Landlord and Tenant fail to agree on the Fair Market Net Rent within 30 days after the date of Landlord's Rent Notice, Tenant shall have the right to terminate its exercise of the first extension option by notice to Landlord before the end of such 30-day period. If the parties shall not have agreed by such date, (unless Tenant has, by notice to Landlord within such time, terminated its exercise of such extension option), Fair Market Net Rent shall be determined by appraisal as described in subparagraph (d).

      (d) In the absence of agreement, Landlord shall, within 60 days after the date of Landlord's Rent Notice, give notice to Tenant of an appraiser whom Landlord designates to ascertain Fair Market Net Rent. If within 10 days of such notice Tenant objects to such person, then Tenant shall give notice to Landlord and designate another appraiser (and failure so to notify Landlord shall bind Tenant to the appraiser designated by Landlord). If within 10 days of such notice Landlord objects to such person (and failure so to notify Tenant shall bind Landlord to the appraiser designated by Tenant), then both such appraisers shall meet and within 10 days of such objection designate a third appraiser, who alone shall within 60 days of his or her designation ascertain such Fair Market Net Rent. (If the two appraisers fail to designate the third appraiser within such time, then either Landlord or Tenant may apply to the Boston office of the American Arbitration Association, or, upon the failure or refusal of the American Arbitration to act, to the then Chief Justice of the Superior Court Department of the Massachusetts Trial Court for appointment of the third appraiser.) Any appraiser designated shall have had at least 10 years experience in ownership, management, leasing and/or appraising of major suburban office and research facilities similar in character to the Building and shall be a member of M.A.I. or A.S.R.E.C. (or successor professional organizations) and otherwise qualify as an expert witness over objection to give opinion testimony addressed to the issue of Fair Market Net Rent in such facilities in a court of competent jurisdiction. The written opinion of Fair Market Net Rent of the appraiser so chosen shall conclusively establish such Fair Market Net Rent. Both parties shall have the opportunity to present evidence in accordance with reasonable procedures prescribed by the appraiser. The fee of the appraiser shall be paid equally by the parties, provided that each party shall pay the fees of its own counsel and witnesses. Fair Market Net Rent may or may not, in the discretion of the appraiser, be determined with reference to CPI or other increases, all as such appraiser decides is customary at the time. If Landlord should fail or delay in giving the notice which begins the appraisal procedures of this subparagraph, then such procedures shall nevertheless remain in effect and be applicable when and as invoked by Landlord with respect to Annual Fixed Rent payable with respect to any extension term or expansion space, as the case may be; but until such procedures are completed Tenant shall pay on account of Annual Fixed Rent at the rate per square foot of Rentable Floor Area established for Annual Fixed Rent for the year prior to the beginning of the Extension Term in question (or, in the case of expansion space, for the Premises originally subject to the Lease) and a retroactive adjustment shall be made effective as of the beginning of the Extension Term (or term, in the case of expansion space) when the appraiser's decision is rendered. Any overpayments by Tenant hereunder shall be credited against the next payments of rent due hereunder. Any underpayments by Tenant shall be due and payable within thirty (30) days after the appraiser's decision is rendered.

      The option to extend the Lease for the second and third Extension Terms shall be exercised and Fair Market Net Rent shall be determined as follows:

      (e) Tenant shall, on or before the date one year before the expiration of the first Extension Term (or second Extension Term, as applicable), time being of the essence, give Landlord notice of its exercise of the second (or third, as applicable) extension option.

      (f) If Tenant has given the notice described in subparagraph (e), Landlord shall give Tenant notice of its proposed Fair Market Net Rent and description of any additional financial terms (the "Rent Notice") at any time within sixty days of the date of Tenant's notice.

      (g) Within 30 days of receipt of Landlord's Rent Notice, Tenant shall notify Landlord of Tenant's agreement to or disagreement with the terms of Landlord's Rent Notice. At Tenant's request, contained in its reply to Landlord's Rent Notice, the parties shall negotiate in good faith with respect to Fair Market Net Rent and any other financial terms. If Tenant shall fail to give Landlord the notice of exercise under subparagraph (e) or if Tenant shall fail timely to respond to Landlord's Rent Notice given under subparagraph (f), time being of the essence, Tenant's second or third (as the case may be) option to extend the Term shall expire and be of no further effect. If Tenant and Landlord, having negotiated in good faith, shall agree on Fair Market Net Rent and all additional financial terms on or before the date thirty days after the date of the Landlord's Rent Notice, this Lease shall be extended in accordance with such agreement. If Landlord and Tenant fail to agree on the Fair Market Net Rent within 30 days after the date of Landlord's Rent Notice, Tenant shall have the right to terminate its exercise of the first extension option by notice to Landlord before the end of such 30-day period. If the parties shall not have agreed by such date, and unless Tenant has by notice to Landlord within such time, terminated its exercise of such extension option, Fair Market Net Rent shall be determined by appraisal as described in subparagraph (d). Any overpayments by Tenant hereunder shall be credited against the next payments of rent due hereunder. Any underpayments by Tenant shall be due and payable within thirty (30) days after the appraiser's decision is rendered.

      2.5   ANNUAL FIXED RENT
            -----------------

      Commencing as of the Rent Commencement Date, Tenant covenants and agrees to pay rent at an annual rate equal to the Annual Fixed Rent set forth in
Section 1.1 in effect from time to time to Landlord in equal monthly installments (as adjusted from time to time) in advance on the first day of each calendar month during the Term. Annual Fixed Rent shall be based on the Rentable Floor Area of the Premises from time to time. All payments shall be due without billing or demand and without deduction, set off or counterclaim. For the purposes of this Lease, the first "Lease Year" shall mean the period of twelve full calendar months after the Rent Commencement Date, and subsequent "Lease Years" shall mean the subsequent consecutive periods of twelve full calendar months in the Term. If the Rent Commencement Date occurs on a date other than the first day of a calendar month, or if the Term includes at its end any partial Lease Year, the Annual Fixed Rent payable for any partial calendar month immediately after the Rent Commencement Date or for any such partial Lease Year shall be equal to the annual amount of Annual Fixed Rent then in effect prorated according to the fraction of the number of days in a full Lease Year within such partial calendar month after the Rent Commencement Date or within such partial Lease Year, as the case may be. Any prorated payment for the partial calendar month after the Rent Commencement Date shall be due on the Rent Commencement Date. If the Term expires on a day other than the last day of a calendar month, the monthly installment of Annual Fixed Rent for the calendar month in which such Term expires shall be prorated on a daily basis according to the number of days in such calendar month within the Term. If the rate of Annual Fixed Rent changes during any Lease Year due to the delivery of portions of the Premises to Tenant in accordance with Section 2.1.1 of this Lease or due to any other provision of this Lease, the total Annual Fixed Rent payable for such Lease Year shall be equal to the sum of (i) the annual rate of Annual Fixed Rent in effect at the beginning of such Lease Year prorated according to the fraction of the number of days in such Lease Year during which such rate is in effect, and (ii) the annual rate of Annual Fixed Rent in effect after each such change prorated according to the respective fractions of the number of days in such Lease Year during which each such changed rate of Annual Fixed Rent is in effect. If any such change in the rate of Annual Fixed Rent occurs on a date other than the first day of a calendar month, the monthly installment of Annual Fixed Rent for the month in which such change occurs shall be equal to the sum of (x) the monthly installment of Annual Fixed Rent applicable at the beginning of such month prorated according to the fraction of the number of days in such calendar month during which such initial monthly installment is applicable, and (y) the monthly installment of Annual Fixed Rent applicable after each such change prorated according to the respective fractions of the number of days in such calendar month during which each such changed installment is applicable. All payments shall be payable to landlord at Landlord's Original Address, both as specified in Section 1.1, or to such other entities at such other places as Landlord may from time to time designate by written notice to Tenant.

      2.6   ADDITIONAL RENT - TAXES AND OPERATING EXPENSES
            ----------------------------------------------

            2.6.1 ADDITIONAL RENT - GENERAL COVENANT. Commencing as of the Rent Commencement Date, Tenant covenants and agrees to pay to Landlord in accordance with Section 2.6.2 hereof, as additional rent, an amount with respect to each calendar year equal to the product of (a) Tenant's Proportionate Share (defined below) and (b) the total of Landlord's Operating Expenses for such Lease Year. "Tenant's Proportionate Share" for all of Landlord's Operating Expenses other than those relating to the Additional Land and the Exclusive Parking Spaces shall mean the following fractions: (x) from the Rent Commencement Date through the Area A Commencement Date, the Rentable Floor Area of the Premises from time to time divided by the Rentable Floor Area of the Building (it being understood that if Tenant temporarily occupies all or any portion of Area B pursuant to
Section 2.4 for the conduct of its business (and not for the purposes of preparing Area B for Tenant's use and occupancy) such portion of Area B shall be included in the Premises for the purposes of this Section 2.6.1); and (y) from the Area A Commencement Date through the expiration or earlier termination of the Term, 258,851 square feet divided by the sum of 258,851 and the rentable floor area of those portions of Area C occupied by any tenant; provided, however, if Tenant exercises its right of first refusal with respect to Area C, after the commencement of the term of Tenant's lease of Area C, Tenant's Proportionate Share shall equal 100%. "Tenant's Proportionate Share" for all of Landlord's Operating Expenses relating to the Additional Land and the Exclusive Parking Spaces shall be (A) 0% until the later of (i) the completion of the Exclusive Parking Spaces under Article XII of this Lease or (ii) the Rent Commencement Date and (B) 100% thereafter, for the balance of the Term. If the Rent Commencement Date occurs on a date other than the first day of a calendar year, or if the Term ends on a date other than the last day of a calendar year, the additional rent payable under this Section 2.6 for any partial calendar year immediately after the Rent Commencement Date or before the end of the Term shall be equal to the annual amount of Tenant's Proportionate Share of Landlord's Operation Expenses then in effect prorated on a daily basis according to the fraction of a full calendar year after the Rent Commencement Date or before the end of the Term, as the case may be. If Tenant's Proportionate Share changes during any calendar year due to the delivery of portions of the Premises to Tenant in accordance with Section 2.1.1 of this Lease or due to this Section 2.6.1, the total additional rent payable under this Section 2.6 for such Lease Year shall be equal to the sum of (i) the annual amount of Tenant's

Proportionate Share of Landlord's Operating Expenses applicable at the beginning of such calendar year prorated on a daily basis according to the fraction of a full calendar year during which such amount is applicable, and (ii) the annual amount of Tenant's Proportionate Share of Operating Expenses applicable after each such change prorated on a daily basis according to the respective fractions of a full calendar year during which each changed amount of Tenant's Proportionate Share of Landlord's Operating Expenses is applicable.

            2.6.2  PAYMENT.  On or  prior  to the  Term  Commencement  Date  and thereafter on or prior to the Rent Commencement Date, and on or prior to the beginning of each subsequent calendar year, Landlord shall provide Tenant with Landlord's reasonable written estimate of the Operating Expenses for the next period or calendar year. Additional rent for Tenant's Proportionate Share of Landlord's Operating Expenses under this Section 2.6 shall be paid for any portion of a month commencing as of the Rent Commencement Date and thereafter in monthly installments on the first day of each calendar month in amounts reasonably estimated by Landlord for the then current period or calendar year (it being understood that as of the Rent Commencement Date and at the beginning of each subsequent calendar year, such installments shall be in amounts equal to one-twelfth of Tenant's Proportionate Share of the then-current estimate of the Operating Expenses for the next calendar year). Landlord may from time to time and, no less frequently than semi-annually, either increase or decrease such estimates based on better or more current information relating to Landlord's Operating Expenses, changes in Landlord's Operating Expenses due to occupancy of previously vacant space, or other information affecting the calculation hereunder. Any resulting increases or decreases in additional rent due hereunder for the then current calendar year shall be paid in equal monthly installments over the balance of the then-current calendar year. If the Rent Commencement Date occurs on a date other than the first day of a calendar month, or if the Term expires on a day other than the last day of a calendar month, the monthly installment of additional rent for Operating Expenses for such calendar month shall be prorated on a daily basis according to the number of days in such calendar month after the Rent Commencement Date or before the end of the Term, as the case may be. If Tenant's Proportionate Share changes during any calendar month due to the delivery of portions of the Premises to Tenant in accordance with Section 2.1.1 of this Lease or due to this Section 2.6.1, the monthly installment of Tenant's Proportionate Share of Landlord's Operating Expenses for such calendar month shall be equal to the sum of (x) the monthly installment of Tenant's Proportionate Share of Landlord's Operating Expenses applicable at the beginning of such month prorated according to the fraction of the full calendar month during which such initial monthly installment is applicable, and (y) the monthly installment of Tenant's Proportionate Share of Landlord's Operating Expenses applicable after each such change prorated according to the respective fractions of the full calendar month during which each such changed installment is applicable. Upon issuance thereof, there shall be adjustments between Landlord and Tenant for the calendar year covered by such accounting to the end that Landlord shall have received the exact amount of additional rent due under this Section 2.6. Any overpayments by Tenant hereunder shall be credited against the next payments of rent due under this Section 2.6, subject to the last sentence of this Section 2.6.2. Any underpayments by Tenant shall be due and payable within thirty (30) days after Tenant's receipt of such accounting. With respect to the calendar year in which the Term ends, the adjustments shall be pro rated for the portion of the year included in the Term, but shall take place nevertheless at the times provided in the preceding sentences (which obligations shall survive the expiration or earlier termination of this Lease); and any overpayments by Tenant in such year shall be refunded at the time of the delivery of such accounting to Tenant, provided there are no outstanding amounts due Landlord under this Lease at such time.

            2.6.3 LANDLORD'S OPERATING EXPENSES" - DEFINITION. "Landlord's Operating Expenses" means all reasonable costs of Landlord in operating, managing, maintaining, and repairing the Building, Land, Additional Land and Exclusive Parking Spaces and (subject to the terms of the following paragraph) making replacements thereon, and providing services to tenants, including, without limitation, the costs of the following: (i) supplies, materials and equipment customarily purchased or rented and total wage and salary costs paid to and on account of all persons engaged in the operating, maintenance, security, cleaning and repair of the Building and Land, including Social Security, old age and unemployment taxes, hospitalization, disability insurance or benefits and other customary so-called "fringe benefits"; (ii) building services furnished to Tenant at Landlord's cost (including the types of services provided to Tenant pursuant to Section 4.1 hereof) and maintenance of and services provided to or on behalf of the Building performed by Landlord's employees or by other persons under contract with Landlord or Landlord's Managing Agent or building service agent ("Building Service Agents"); (iii) utilities consumed and expenses incurred in the operation and maintenance of the Building (both common areas and tenant areas) and Land including, without limitation, oil, gas, electricity (the foregoing shall not include electricity provided for other tenants in their premises) water and sewer (but excluding water and sewer charges reimbursed to Landlord by other tenants or Tenant) and snow removal; (iv) insurance; (v) costs in the nature of common area and facilities costs of the development owned by Landlord and which includes the land and the Buildings (to the extent such development includes land other than the Land) reasonably allocated to the Land and Building including without limitation, road and grounds maintenance, snow plowing and removal and other costs of operating, maintaining, repairing and servicing common areas and facilities; (vi) an allowance for building service fees and management fees, in an aggregate amount equal to $0.30 per square foot of Rentable Floor Area of the Building for the Initial Term (it being understood that such allowance may increase during any Extension Term); (vii) "Landlord's Taxes" as defined below and (viii) costs incurred by Landlord in connection with the requirements set forth in that certain letter dated October 10, 1996 from Robert A. Kimball, P.E. to Rizzo Associates, Inc. (the "DEP Letter"), it being understood that any costs in the nature of capital expenses shall be amortized in accordance with the terms of the following paragraph. If Landlord is not obligated to furnish cleaning and janitorial services, or any other item, the costs of which are included in Landlord's Operating Expenses, to all rentable areas of the Building (any such item not furnished to all such rentable areas is referred to as a "restricted item"), Additional Rent due hereunder with respect to any restricted item furnished to or benefiting the Premises for any period shall be (i) the cost of such item for the period multiplied by (ii) the percentage calculated by dividing the Rentable Floor Area of the Premises (as the Premises may be expanded from time to time) by the total rentable floor area of all premises so benefited. No amount shall be included in Landlord's Operating Expenses with respect to any restricted item not furnished to or benefiting the Premises.

      If Landlord, in its reasonable discretion, installs a new or replacement capital item for the purpose of reducing or conserving the use of energy in the Building (provided that such reduction or conservation of energy is required by applicable law) or otherwise relating to the operation of the Building (including but not limited to the replacement of the roof, foundation, exterior walls, and other structural components of the Building, the heating, ventilating, air conditioning, electrical, plumbing, emergency and other mechanical equipment and systems, and the on-site subsurface sewage disposal system and the Exclusive Parking Spaces (as defined in Article XII hereof)), the cost of such item shall be amortized over its useful life determined in accordance with generally accepted accounting principles with interest at the so-called prime rate from time to time published by THE WALL STREET JOURNAL (or substitute publication reasonably selected by Landlord if THE WALL STREET JOURNAL shall cease publication of such information and only the annual amortized portion (together with interest) shall be included in Landlord's Operating Expenses for any year.

      Notwithstanding anything to the contrary herein, Landlord's Operating Expenses shall not include any of the following costs or expenses incurred by
Landlord: (i) salaries, wages, benefits and other expenses of executives, principals, and off-site or central office, accounting, and administrative staff of Landlord or Landlord's Management Agent (except as the same may be reflected in the management fee for the Building or attributable to actual Building operations); (ii) payments of principal, interest or other charges on indebtedness secured by a mortgage or other security interest covering any portion of the Building or the Land; (iii) rent, additional rent, or other charges payable under any ground lease or superior lease affecting the Land, the Building, or the parking areas described in Article XII hereof (it being understood that the foregoing shall not be construed to include any costs of Landlord in operating, managing, maintaining, and repairing such parking areas or making replacements thereon); (iv) costs of leasehold improvements made in connection with the preparation of any portion of the Building for occupancy by a new or existing tenant which is not beneficial to all tenants of the Building;
(v) costs of any expansion of the rentable area of the Building or the parking areas serving the Building; (vi) costs, expenses or charges (including utilities) properly chargeable or attributable to a particular tenant or tenants other than Tenant; (vii) efforts to lease portions of the building or to procure new tenants for the Building, including advertising expenses, leasing commissions and attorney's fees; (viii) negotiations or disputes with any tenant of the Building other than Tenant; (ix) Landlord's general overhead (except as the same may be reflected in the management fee for the Building or attributable to actual Building operations); (x) depreciation of the Building; (xi) repairs and replacements arising out of a casualty or condemnation (in excess of a reasonable deductible under insurance carried by Landlord); (xii) Landlord's or Landlord's Managing Agent's breach or violation of a law, lease, or other obligation, including fines, penalties and attorneys' fees; (xiii) compensation paid to employees or other persons in connection with commercial concessions operated by Landlord or Landlord's Managing Agent; (xv) fees for licenses, permits or inspections resulting from the negligence or willful misconduct of Landlord, Landlord's Managing Agent or any tenant of the Building other than Tenant; (xvi) compliance by Landlord with laws in effect and applicable as of the date hereof, including without limitation the Americans with Disabilities Act and the regulations and standards thereunder, provided that costs of such compliance with laws becoming effective and applicable after the date hereof may be included in Landlord's Operating Expenses; (xvii) construction and development of the Building, other improvements on the Land or the parking areas described in Article XII hereof and the cost of repair of defects in the original construction of the Building or such improvements or parking areas;
(xix) any items to the extent to which Landlord receives reimbursement from insurance proceeds or from a third party; (xx) any utility or other service to the extent used or consumed in rentable areas leased to other tenants or occupants of the Building and provided that Tenant's use or consumption of such utility or service is separately metered at the Premises; and (xxi) environmental testing, remediation and compliance (it being understood that any such costs arising out of Tenant's use or occupancy of the Premises shall be paid by Tenant to Landlord as additional rent and as a direct reimbursement hereunder).

      "Landlord's Taxes" means all taxes, assessments and similar charges assessed or imposed by any governmental authority upon the Building and Land (including personal property owned by Landlord and associated therewith), reduced by any net amounts received as an abatement or reduction of taxes. The amount of special taxes or special assessments included in Landlord's Taxes for any year shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during or with respect to the year in question. Landlord's Taxes include expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Landlord's Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Landlord agrees to file abatement applications and initiate other appropriate proceedings as reasonably requested by Tenant. Landlord's Taxes exclude income taxes of general application and all estate, succession, inheritance and transfer taxes. If at any time during the Term there shall be assessed on Landlord in addition to or in lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee (distinct from any such tax now in effect in the jurisdiction in which the Building is located, measured by or based, in whole or in part, upon building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building or Land, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord's Taxes, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord.

            2.6.4 SUPPLEMENTAL RENTAL PAYMENT. Tenant shall pay Landlord, as additional rent, without offset, deduction or demand, three installments of $83,333 each for the first three calendar months following the Area A Commencement Date payable at the time prescribed for monthly installments of Annual Fixed Rent.

            2.6.5 BOOKS AND RECORDS. Landlord shall maintain books and records relating to Landlord's Operating Expenses in accordance with generally accepted accounting principles. Tenant shall have the right, at its sole cost, upon reasonable advance notice to Landlord and during reasonable business hours, to have its employees, agents, accountants and attorneys review, audit and make copies of Landlord's books and records relating to Operating Expenses and additional rent payable by Tenant under this Lease.

      2.7   ELECTRICITY
            -----------

      Subject to Section 4.2, Landlord shall furnish to Tenant throughout the Term electricity for the operation of lighting fixtures, and electrical current for the operation of normal office fixtures and equipment and Tenant's trade fixtures and equipment described in Tenant's approved Plans. Tenant shall pay Landlord, as additional rent, for the use of such electricity. Such payments shall be made in monthly installments at the time prescribed for monthly installments of Annual Fixed Rent, and shall be in the amount of Tenant's allocable share of the cost of electricity metered to premises which include the Premises (as reasonably determined by Landlord) at the rates charged to Landlord therefor by the applicable public utility. Notwithstanding the foregoing, after all or any portion of Area A has been added to the Premises, Tenant shall pay directly to the applicable utility company all charges for electricity metered to the Premises. Further notwithstanding the foregoing, after all or any portion of Area B has been added to the Premises, Tenant shall pay directly to the applicable utility company all charges for electricity metered to Area B.

      If Tenant requires electricity in excess of that supplied by Landlord, Landlord shall, upon request, cooperate with Tenant, at Tenant's expense, in the installation of any equipment, wiring, conduits, and the like required for such electricity to the Premises provided that Tenant shall reimburse Landlord for all additional costs incurred and further provided that Landlord shall not be required to take any action which is inconsistent with applicable law, insurance regulation, or that entails excessive or unreasonable alterations or repairs to the Building or interference with other tenants or occupants of the Building.

      2.8   ACCESS
            ------

      Tenant, its employees, agents, contractors and invitees shall have access at all times to the Premises and the parking areas required under Article XII of this Lease.


                                   ARTICLE III

                                  CONSTRUCTION


      3.1   LANDLORD'S WORK AND FINISH WORK
            -------------------------------

            3.1.1 DEFINITION. Landlord shall, at its sole expense, diligently perform the work set forth on EXHIBIT A hereto, together with any additional work reasonably inferable as being required to complete such work in compliance with all applicable laws, regulations, and codes ("Landlord's Work"). Landlord shall complete Landlord's Work at its sole expense, except that if (i) Landlord encounters conditions at the Premises which were unforeseeable at the time of the execution of this Lease, and (ii) such unforeseeable conditions cause the cost of Landlord's Work to exceed the Construction Budget, then Landlord shall first apply any balance of the Contingency Allowance toward such excess costs, and Tenant shall be responsible for paying the balance of the excess costs of Landlord's Work resulting from such unforeseeable conditions that remains after Landlord exhausts the Contingency Allowance. If such excess cost shall be less than or equal to $100,000.00, Tenant shall pay such amount to Landlord within thirty (30) days after receiving from Landlord a reasonably detailed written statement of such excess costs, together with a certificate of Landlord's architect stating that Landlord's Work has been completed substantially in accordance with the Plans and evidence of payment to and waivers of lien from, contractors performing any portion of Landlord's Work for which reimbursement is requested. If such excess cost shall be greater than $100,000.00, upon Tenant's request and at Tenant's expense, Landlord shall use reasonable efforts to obtain additional financing to pay such excess costs, and to the extent funds for such costs are available to Landlord, Tenant may elect to pay to Landlord, as additional rent, the amount of such excess amortized over the remainder of the Initial Term with interest at the rate then charged by Landlord's mortgagee (it being understood that such rate is currently 12%), in equal monthly installments on the first day of each calendar month commencing with the first full calendar month which is at least thirty (30) days after delivery to Tenant of Landlord's written statement, architect's certificate and evidence of payment relating to such excess costs. Except for Landlord's Work described above, any improvements required to put or maintain the Building in condition for Tenant's occupancy, including any modifications of the Building structure or systems necessitated by Tenant's special requirements, shall be deemed to constitute Finish Work.

      Landlord's Work and all Finish Work shall be done by union labor in a workmanlike manner in accordance with all applicable codes, laws and regulations using new materials of good quality, and when completed shall then comply with all applicable codes, laws, and regulations. Landlord shall employ in connection with Landlord's Work and Finish Work only contractors and subcontractors reasonably approved by Tenant. Before employing any contractors or subcontractors, Landlord shall pursue competitive bidding procedures reasonably acceptable to Tenant. Notwithstanding anything to the contrary in the foregoing, Tenant hereby approves John Moriarty & Associates, Inc. as the general contractor (the "General Contractor") for Landlord's Work and all Finish Work. Tenant further approves the terms and conditions of construction contracts dated as of October 31, 1996 between Landlord and the General Contractor with respect to Landlord's Work and Area A Finish Work, ("Landlord's Work Contract" and "Finish Work Contract," respectively).

            3.1.2 PERMITS. Landlord will use diligent efforts to obtain a building permit and all other governmental permits, licenses, approvals and the like required in connection with construction of Landlord's Work, Finish Work, and the construction of the parking required under Article XII of this Lease.


      3.2   CONSTRUCTION FOR TENANT - FINISH WORK
            -------------------------------------

      (a) Subject to the conditions set forth in this Section 3.2, Landlord shall also perform the work set forth on the Plans (as defined below) including without limitation all renovations, replacements and alterations specified in the Plans and any additional work which is reasonably inferable from the Plans as being required to complete the specified renovations, replacements and alterations in compliance with all applicable laws, regulations, and codes (the "Finish Work"). Finish Work shall not include Landlord's Work or the installation of Tenant's furniture, business fixtures and equipment or decorations. Landlord shall complete Finish Work at Landlord's expense, but Tenant shall reimburse Landlord for costs of Finish Work as set forth in Section 3.2(c), up to a maximum sum equal to the Cost Proposals for Area A and Area B (as defined below) accepted by Tenant pursuant to this Section 3.2(a), plus all additional costs of Finish Work arising out of modifications to the Plans requested by Tenant after Tenant's acceptance of any Cost Proposal (or necessary to make the Plans comply with all applicable laws, regulations, and codes), less that portion of the Contingency Allowance applied toward such costs under
Section 3.2(c).

      Tenant, at its sole cost, has provided to Landlord's Finish Work Representative, and Landlord has approved, complete final construction drawings and specifications for all Finish Work in Area A, including architectural, mechanical and electrical drawings and specifications (the "Area A Plans"), a schedule of which is attached hereto as Exhibit G. Tenant shall, on or before the Tenant Area B Plan Delivery Date and at its sole cost, provide to Landlord's Finish Work Representative complete final construction drawings and specifications for all Finish Work in Area B, including architectural, mechanical and electrical drawings and specifications (the "Area B Plans"). The Area A Plans and the Area B Plans are collectively referred to herein as the "Plans." The Plans shall be prepared by Soep Associates, Inc. or another architect designated by Tenant and reasonably approved by Landlord (the "Architect"). The Area B Plans shall not be deemed to have been submitted by Tenant unless and until they are in a form which is thereafter approved. Within ten (10) business days after receipt of the Area B Plans, Landlord shall approve or disapprove such Plans (and provide reasons for any disapproval). If in reviewing the Plans or other preliminary materials delivered to Landlord under this Section 3.2, Landlord observes matters which will involve unavailability of materials, unusual costs or unusual delays, Landlord will so inform Tenant. Landlord shall not be obliged to make any independent investigations of these matters. If any Plans are disapproved, they shall be revised by Tenant and resubmitted to Landlord for approval within ten (10) business days and the same procedure shall be repeated until Landlord fully approves such Plans. Landlord's approval of the Plans shall not be deemed a representation or warranty that the Plans are complete or that there are no inconsistencies between the Plans and the shell and core construction of the Building and/or Landlord's Work.

      Landlord shall cause the General Contractor to submit the Plans relating to the Finish Work for Area A for competitive bidding by unionized subcontractors reasonably approved by Tenant. Tenant shall have the right, but not the obligation, to specify up to two unionized subcontractors reasonably acceptable to Landlord to participate in such competitive bidding with respect to all subcontracts. Landlord shall cause the General Contractor to obtain from each such subcontractor a final bid for its component of Finish Work. If Tenant is not satisfied with the bids on any component of such Finish Work, 'Tenant shall have the option (i) to revise the Plans, to submit the revised Plans to Landlord for its approval, and to submit the revised Plans to any affected subcontractor for a final bid, all in accordance with this Section 3.2(a), or
(ii) to request that Landlord submit the Plans for a final bid by another subcontractor reasonably agreed upon by Tenant and Landlord. Any actual delay in the Substantial Completion of Finish Work relating to Area A arising out of any such revisions to the Plans and resubmissions for Landlords' approval or for final bids shall be a Tenant Delay.

      Within twenty days after Landlord's approval of the Plans relating to Area A, Landlord shall cause the General Contractor to submit to Tenant a guaranteed maximum price for completing Finish Work shown on such Plans, which shall consist of the total of the bids from all subcontractors accepted during final bidding relating to the Finish Work for Area A (the "Final Price for Area A"). If Tenant exercises its option in the previous paragraph to revise the Plans for Area A or to submit the Plans for Area A for bid by an alternative subcontractor, Landlord shall cause the General Contractor to submit the Final Price for Area A to Tenant within such twenty-day period, subject to revision upon receipt of any bids relating to such revised Plan or from any such alternative subcontractor. The "Cost Proposal" for the Finish Work relating to Area A shall be equal to the sum of (i) Final Price of Area A, (ii) a charge for the General Contractor's general conditions which shall not exceed the amounts set forth in the Finish Work Contract, (iii) a charge payable to the General Contractor which shall not exceed five and one-half percent (5.5%) of the sum of
(i) and (ii), and (iv) a charge payable to Landlord for management of the construction and installation of the Finish Work relating to Area A (the "Area A Construction Management Fee") which shall not exceed three percent (3%) of the sum of items (i)-(iii). Notwithstanding anything to the contrary in the foregoing, within a reasonable period following completion of the Finish Work relating to Area A, Tenant shall, in its sole discretion, determine whether to increase the Area A Construction Management Fee to up to five percent (5%) of the sum of items (i)-(iii) above.

      Landlord shall cause the General Contractor to submit the Plans relating to the Finish Work for Area B for competitive bidding by unionized subcontractors reasonably approved by Tenant. Tenant shall have the right, but not the obligation, to specify up to two unionized subcontractors reasonably acceptable to Landlord to participate in such competitive bidding with respect to all subcontracts. Within twenty days after Landlords' approval of the plans for the Finish Work relating to Area B, Landlord shall cause the General Contractor to obtain from each such subcontractor a bid for its component of such Finish Work. If Tenant is not satisfied with the bids on any component of such Finish Work, Tenant shall have the option to revise the plans, to submit the revised Plans to Landlord for its approval, and to submit the revised Plans to any affected subcontractor for a revised bid, all in accordance with this
Section 3.2(a). Any actual delay in the Substantial Completion of Finish Work relating to Area B arising out of any such revisions to the Plans and resubmissions for Landlord's approval for final bids shall be a Tenant Delay.

      Within twenty days after Landlord's approval of the Plans relating to Area B, Landlord shall cause the General Contractor to submit to Tenant a guaranteed maximum price for completing Finish Work shown on such Plans, which shall consist of the total of the bids from all subcontractors accepted during final bidding relating to the Finish Work for Area B (the "Final Price for Area B"). If Tenant exercises its option in the previous paragraph to revise the Plans for Area B, Landlord shall cause the General Contractor to submit the Final Price for Area B to Tenant within such twenty-day period, subject to revision upon receipt of any bids relating to such revised Plan. The "Cost Proposal" for the Finish Work relating to Area B shall be equal to the sum of (i) Final Price of Area B, (ii) a charge for the General Contractor's general conditions which shall not exceed the amounts set forth in the Finish Work Contract, (iii) a charge payable to the General Contractor which shall not exceed five and one-half percent (5.5%) of the sum of (i) and (ii), and (iv) a charge payable to Landlord for management of the construction and installation of the Finish Work relating to Area B (the "Area B Construction Management Fee") which shall not exceed three percent (3%) of the sum of items (i)-(iii). Notwithstanding anything to the contrary in the foregoing, within a reasonable period following completion of the Finish Work relating to Area B, Tenant shall, in its sole discretion, determine whether to increase the Area B Construction Management Fee to up to five percent (5%) of the sum of items (i)-(iii) above.

      Except as otherwise permitted in this Section 3.2(a), Tenant's Plans may not be modified in any material respect after the date of this Lease with respect to the Area A Plans or the Tenant Area B Plan Delivery Date with respect to the Area B Plans, except with Landlord's approval which shall not be unreasonably withheld or delayed. Tenant shall be responsible for all costs and delays associated with any modifications to the Plans including, without limitation, the cost of Architect. Landlord shall, upon Tenant's request, provide estimates of costs of all Work which Tenant proposes to include in change orders issued after the initial approval of Tenant's Plans and any estimated delay in Substantial Completion of the Finish Work resulting from such change orders. Landlord shall not unreasonably withhold, delay or condition its approval of the Plans or any modifications to the Plans, but it shall be reasonable for Landlord to disapprove Tenant's Plans (or any modification thereto) which in Landlord's reasonable judgment (i) would materially delay the completion of Landlord's Work or Finish Work, (ii) are incompatible with the design, quality, equipment or systems of the Building, or (iii) would require unusual expense to readapt the Premises to normal office and light assembly use upon termination of the Term (except to the extent Tenant agrees, prior to Landlord's approval of the Plans, to readapt the Premises upon termination of the Term at its own expense). All payments required to be made by Tenant hereunder, whether to Landlord or third parties, shall be deemed "rent payments" for purposes of Article VII.

      (b) If and as long as Tenant does not materially interfere in any way with the construction process (by causing disharmony, scheduling or coordination difficulties, etc.), Tenant may, with prior permission of Landlord (which shall not be unreasonably withheld, delayed or conditioned), and at Tenant's sole risk and expense, enter portions of the Premises prior to the delivery of possession of such portion to Tenant for the purpose of installing Tenant's furnishings and fixtures and equipment. The determination of whether any such material interference has occurred or is occurring made by Landlord's Architect in its reasonable judgment at Landlord's request shall be conclusive.

      (c) As Finish Work progresses, Landlord shall pay the cost of Finish Work from the Contingency Allowance specified in Section 1.1 (to the extent not applied to the cost of Landlord's Work in accordance with Section 3.1) until such time as the Contingency Allowance is exhausted. Thereafter, Landlord shall submit to Tenant monthly requests for payment ("Requests for Payment") as Finish Work progresses. Each Request for Payment shall relate to the portion of Finish Work which has been completed during the period covered by such Request for Payment, shall be accompanied by a certificate of Landlord's architect stating that such portion of Finish Work has been completed in accordance with the Plans, and shall include evidence of payments to and waivers of lien from contractors performing Finish Work covered by previous Requests for Payment (if not previously delivered to Tenant). Tenant shall make payment on account of all Requests for Payment within twenty (20) days after receipt of such Request for Payment, provided, however, that Tenant shall have the right to withhold until final completion of Landlord's Work and Finish Work (including all Punchlist Items) an amount equal to the greater of (i) five percent of the Cost Proposal accepted by Tenant or (ii) the cost of completing any Punchlist Items, as reasonably estimated by Landlord's architect. Landlord shall, promptly after receipt of such payments, furnish to Tenant evidence of payments to and waivers of lien from contractors performing such Finish Work. The full amount which Tenant is obligated to pay under this Section 3.2, less such withheld amount set forth in the foregoing sentence, shall be paid with the Request for Payment submitted by Landlord after Substantial Completion (as defined in Section 2.4) of the construction of Landlord's Work and Finish Work. As Tenant makes payments to Landlord for the cost of all Finish Work in excess of the Contingency Allowance (to the extent not otherwise applied), Landlord shall pay the contractor for all Finish Work and deliver the Premises free of all mechanics' and material men's liens imposed by reason of the Finish Work. Notwithstanding anything in this Lease to the contrary, Tenant shall not be entitled to possession of the Premises if any outstanding Requests for Payment then due and payable (other than amounts disputed by Tenant in good faith) have not been paid by Tenant at the time Tenant shall otherwise be entitled to possession of the Premises.

      (d) TENANT DELAYS. "Tenant Delays" are any actual delays in the Substantial Completion of Landlord's Work and/or Finish Work to the extent caused by action or inaction of Tenant or any of its employees, agents or contractors, and shall include, but not be limited to:

            (i) any such delay caused by any delay in the delivery of the Area B Plans to Landlord beyond the Tenant Area B Plan Delivery Date or a failure by Tenant to respond within the period required under Section 3.2 of this Lease, to the extent such delays are caused by Tenant, the Architect (in the performance of its duties under contract with Tenant and attributable to Tenant's instructions) or Tenant's authorized representatives, agents or employees;

            (ii) any such delay caused by modifications, revisions and changes to the Plans due to a change requested by the Tenant or Tenant's authorized representatives, agents or employees;

            (iii) any such delay caused by the delivery, installation or completion of any work for Tenant performed by a Tenant contractor;

            (iv) any such delay of any kind or nature caused by a material interference by Tenant pursuant to Section 3.2(b) above); or

            (v) any such delay resulting from Tenant's failure to pay for any Finish Work within twenty (20) days of receipt by Tenant of a bill therefor.

      (e) Landlord shall use diligent efforts to Substantially Complete those portions of Landlord's Work and Finish Work affecting, relating to, or necessary for the use and occupancy of Area A on or before the Estimated Area A Commencement Date (as may be extended pursuant to Section 2.4). Landlord shall use diligent efforts to Substantially Complete those portions of Landlord's Work and Finish Work affecting, relating to, or necessary for the use and occupancy of Area B on or before the Estimated Area B Commencement Date (as may be extended pursuant to Section 2.4)."Substantial Completion" and "Substantially Complete" shall refer to the state of any portion of the Premises when (i) Landlord has obtained and delivered to Tenant a certificate of occupancy with respect to such portion of the Premises and (ii) Landlord's Work and Finish Work for such portion are complete except for Punchlist Items. "Punchlist Items" include only (x) those items of Landlord's Work and/or Finish Work which while incomplete will not materially interfere with Tenant's use and occupancy of the Premises and the completion of which will not materially interfere with Tenant's use and occupancy of the Premises and (y) matters such as balancing of heating, ventilating and air conditioning systems that cannot be completed due to their seasonal nature. Landlord shall complete the items identified in clause (x) above within 30 days after the Area A Commencement Date, with respect to any such items relating only to Area A, and within 30 days after the Area B Commencement Date, with respect to the remainder of such items. Landlord shall diligently complete the matters identified under clause (y) above within a reasonable time after the Area A Commencement Date or Area B Commencement Date, as the case may be.

      3.3   COMPLIANCE: WITH LEASE
            ----------------------

      In exercising its rights under Section 3.2(b) or otherwise entering or occupying the Premises prior to the Rent Commencement Date, Tenant shall perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to perform, all Tenant's obligations under this Lease except the obligations to pay Annual Fixed Rent, and additional rent and other charges and other obligations the performance of which would be clearly incompatible with the installation of furnishings, fixtures and equipment pursuant hereto.

      3.4   WARRANTIES
            ----------

      Landlord shall use best efforts to obtain from the contractors and subcontractors performing Landlord's Work and Finish Work customary contractual assurances or warranties (the "Warranties") that their work was performed in a good and workmanlike manner, using first quality materials, in conformity with this Lease and all applicable laws, plans, specifications and construction contracts and that such work was free of defects in workmanship and materials. Landlord shall use best efforts to ensure that the Warranties shall survive for a period of one year from (i) the Area A Commencement Date with respect to Landlord's Work and Finish Work in Area A, and (ii) the Area B Commencement Date with respect to Landlord's Work and Tenant's Work in Area B. Landlord shall assign the Warranties to Tenant. Landlord shall also use diligent efforts to obtain and shall assign to Tenant, and shall use diligent efforts to cause all contractors and subcontractors to obtain and assign to Tenant, all manufacturers' warranties relating to any components or materials comprising part of Landlord's Work or Finish Work, including a warranty for at least ten years on the roof of the Building and warranties on the mechanical components of the heating, ventilating and air conditioning system. Any assignments under this Section 3.4 shall automatically terminate upon expiration or earlier termination of this Lease and shall thereupon revert to Landlord or such person as is then the owner of the Building and the Land.

                                   ARTICLE IV

                              LANDLORD'S COVENANTS

      4.1   LANDLORD'S COVENANTS
            --------------------

      Commencing as of the Area A Commencement Date with respect to Area A and with the Area B Commencement Date with respect to Area B, Landlord covenants as follows:

            4.1.1 BUILDING SERVICES. Landlord shall furnish services, utilities, facilities and supplies set forth in this Section 4.1.1. Tenant may obtain additional services, utilities, facilities and supplies from time to time upon reasonable advance request and, in either case, the cost of the same (including related expenses such as costs for meter installation and maintenance) at reasonable rates from time to time established by Landlord shall constitute a restricted item allocable to the Premises under Section 2.6.1. Tenant covenants to pay, as additional rent, any amounts billed for restricted items, payable within ten business days after receipt of such bill.

                  4.1.1.1 WATER CHARGES. Landlord shall furnish hot and cold water for the facilities and equipment described in Tenant's approved Plans. If Tenant requires, uses or consumes water for any other purpose, Landlord may either assess on Tenant reasonable charges for additional water, or install a water meter to measure Tenant's consumption. (The cost of installation and maintenance of any such meter shall be borne by Tenant.) If Tenant's water consumption is measured by a separate meter, Tenant shall pay for all water so consumed together with the sewer charges based on said meter charges within ten business days after receipt of bills therefor.

                  4.1.1.2  ELEVATOR,  HEAT AND  CLEANING.  Landlord  shall:  (i)
provide necessary elevator facilities at all times; (ii) furnish heat to the Premises during the normal heating season on a schedule reasonably requested by Tenant (which may be 24 hours per day, seven days per week, 365 days per year) pursuant to reasonable procedures established by Landlord; and (iii) cause the Common Facilities to be kept reasonably clean. Cleaning standards shall be in accordance with standards generally applicable in quality research and development buildings in the Interstate Route 495 area.

                  4.1.1.3 AIR-CONDITIONING. Landlord shall, through the Building air-conditioning system, furnish to and distribute in the Premises air-conditioning as normal seasonal changes may require on a schedule reasonably requested by Tenant (which may be 24 hours per day, seven days per week, 365 days per year) may reasonably be required for the comfortable use and occupancy of the Premises by Tenant for the Permitted Uses. If Tenant requires additional air-conditioning capacity in excess of that set forth in the Plans or the plans for Landlords' Work, any additional air-conditioning units, chillers, condensers, compressors, ducts, piping and other equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only to the extent that the same are compatible with the Building and its mechanical systems.

                  4.1.1.4 ENERGY CONSERVATION. Tenant agrees to cooperate with Landlord and to abide by all Building regulations which Landlord may, from time to time, reasonably prescribe in accordance with Section 5.3 of this Lease for the proper functioning and protection of the heating and air conditioning systems and in order to maximize the effect thereof and to conserve heat and air-conditioning. Notwithstanding anything to the contrary in this Section 4.1.1 or otherwise in this Lease, Landlord may institute such policies, programs and measures as may be in Landlord's judgment necessary to comply with applicable codes, rules, regulations or legally mandated standards regarding energy conservation.

            4.1.2 REPAIRS. Except as otherwise provided in this Lease, and except for repairs to items referred to below necessitated by Tenant's act or failure to act (when Tenant has a duty so to act) (which shall be Tenant's repair obligation under Section 5.2), Landlord shall maintain (including any necessary repairs or replacements) the roof, exterior walls, exterior windows, floor slabs, foundation and other structural components of the Building, the heating, ventilating, air conditioning, electrical, plumbing, sprinkler, emergency and other mechanical systems, the on-site sewage disposal system on the Land, the Common Facilities and any other common areas and facilities in good condition and working order consistent with a first class office and research and development building and in compliance with all applicable laws. Costs incurred hereunder shall be governed by Section 2.6.3 above.

            4.1.3 OFFICE IDENTIFICATION. Landlord shall provide and install at Tenant's expense, if requested, letters or numerals on entry doors to the Premises to identify Tenant's official name and Building address. Tenant shall, subject to any applicable governmental approvals and subject to Landlord's design approval (such approval not to be unreasonably withheld, delayed or conditioned), be entitled to a sign to be fixed to the exterior of the Building and additional signs to be placed on the Land, provided that such signs are consistent with the standards applicable to other comparable developments on Robbins Road, Westford. Such exterior sign shall be installed and maintained by Landlord at Tenant's expense. As of the Area A Commencement Date, Tenant shall have the right to name the Building, subject to Landlord's reasonable approval.

            4.1.4 HAZARD INSURANCE. Landlord shall maintain throughout the Term all-risk type hazard insurance insuring the Building, the Exclusive Parking and all other improvements on the Land to their full replacement value, with a commercially reasonable deductible.

            4.1.5 HAZARDOUS MATERIALS. Except as may be disclosed in a report prepared by Dames & Moore dated October 2, 1996 and reports prepared by Rizzo Associates, Inc. dated October 31, 1996 and November 8, 1996 (copies of which has been delivered to Tenant) Landlord represents that, to its best knowledge, there are no hazardous materials on the Land, Building or Premises as of the date hereof.

            4.1.6 QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof.

      4.2   INTERRUPTION
            ------------

      Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises or from repairs by Landlord of any portion of the Building however the necessity may occur, provided, however, that Landlord shall give reasonable advance notice to Tenant, except in an emergency, of any such entry or repairs and shall use reasonable efforts to avoid interference with Tenant's use and occupancy of the Premises. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as otherwise provided in Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the Rent Commencement Date be delayed (once Substantial Completion has occurred), nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In no event shall Landlord be liable for indirect or consequential damages.

      Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof and to restore such services as soon as reasonably practicable. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary interruption of Tenant's use of the Premises by reason thereof.

      4.3   INDEMNITY
            ---------

      Landlord shall indemnify, hold harmless and defend (with counsel reasonably approved by Tenant) Tenant from and against any claim, loss, damage or liability arising out of the negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees or a default by Landlord under this lease (which default continues beyond any applicable notice and grace period).

                                    ARTICLE V

                               TENANT'S COVENANTS

      5.1   MAINTENANCE AND REPAIR
            ----------------------

      Except for damage by fire or casualty, reasonable wear and tear, and repairs, maintenance and replacements required of Landlord under Section 4.1.2, Tenant shall at all times keep the Premises clean and in as good repair, order and condition as the same are at the beginning of the Term or may be put in thereafter. The foregoing shall include without limitation Tenant's obligation to clean and maintain floors and floor coverings, to paint and repair walls and doors, to replace and repair ceiling tiles, lights and light fixtures and the like. Repairs and replacements shall be equivalents of original work.

      5.2   USE, WASTE AND NUISANCE
            -----------------------

      Throughout the Term, Tenant shall use the Premises for the Permitted Uses only. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the Building, nor permit the occurrence of any nuisance therein or the emission therefrom of any objectionable noise, odor, vibration, or lights, nor use or permit any use of the Premises which in Landlord's reasonable judgment involves moral turpitude, is contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Building or its contents (Landlord hereby representing that the use of the Premises for the Permitted Uses in accordance herewith does not, as of the date hereof, cause any such invalidation or increase) or which is liable to render necessary any alterations or additions in the Building, nor obstruct in any manner any portion of the Building (outside of the Premises) or the Land. If Tenant's use of the Premises results in an increase in the premium for any insurance on the Building or its contents, Landlord shall notify Tenant of such increase and Tenant shall pay same as additional rent. Except as otherwise provided in Tenant's Plans, Tenant may not without Landlord's consent install in the Premises any fountains, sinks or cooking equipment (other than microwave ovens) provided that Landlord's consent will not be unreasonably withheld with respect to items designed for the convenience of Tenant's employees which are customary for office employees, and further provided that Landlord determines that special venting or other matters are not required in connection therewith.

      Tenant shall not (either with or without negligence) cause or (with respect to matters within Tenant's control) permit any damage to, and shall not permit its employees, agents, contractors and invitees to cause any damage to, the Premises, the Building or any component thereof or any land pertaining thereto, by the escape, disposal or release of any biologically or chemically active or other hazardous agents, substances, or materials. Nor shall Tenant allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Premises any such materials or substances except to use in the ordinary course of Tenant's business, and then (with respect to any such substances or materials other than ordinary office and cleaning supplies) only after written notice is given to

Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. S9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E, and the regulations adopted under these acts. If any lender or governmental agency shall ever require periodic testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs of such testing thereof shall be reimbursed by Tenant to Landlord upon demand as additional rent. In addition, Tenant shall, from time to time upon Landlord's reasonable request, execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided from any release of hazardous materials on the Premises occurring while Tenant is in possession if such release was caused or permitted by Tenant, or elsewhere if caused by Tenant or persons acting under Tenant.

      5.3   RULES AND REGULATIONS
            ---------------------

      Tenant shall conform to all reasonable non-discriminatory rules and regulations now or hereafter promulgated by Landlord according to this Section
5.3 for the care and use of the Premises, the Building and the Land. Landlord shall give Tenant reasonable prior notice of any such rules and regulations. All such rules and regulations shall apply generally to all tenants of the Building. No such rules and regulations shall conflict with any term of this Lease or interfere with access by Tenant and its employees and business invitees to the Premises (and parking areas described in Article XII) in accordance with Section 2.8.

      5.4   SAFETY APPLIANCES
            -----------------

      Tenant shall keep the Premises equipped with all safety appliances and permits which, as a result of Tenant's particular activities, are required by law or ordinance or any order or regulation of any public authority, shall keep the Premises equipped at all times with adequate fire extinguishers and other such equipment required for the Permitted Uses and shall make all repairs, alterations, replacements, or additions required as a result of Tenant's activities. The foregoing shall not include initial installation of sprinklers, which shall be performed by Landlord.

      5.5   INDEMNIFICATION AND INSURANCE
            -----------------------------

      Tenant shall save Landlord, any mortgagee and any other parties having an interest in the Premises, the Building, or the Land (other than solely by reason of a tenancy in the Building or the Land) and reasonably designated by Landlord by notice to Tenant from time to time (collectively, the "Indemnitees") harmless and indemnified and shall defend them with counsel reasonably approved by the Landlord against any claim or loss arising out of any injury, loss or damage to any person or property while on or in the Premises (or, with respect to any employees, agents, independent contractors or invitees, while on the Land) if not due to negligence or willful misconduct of Landlord or persons acting through Landlord or any other designated party and to any person or property anywhere occasioned by any failures to act (when Tenant has a duty so to act), negligence or default in Tenant's obligations under this Lease by Tenant or its employees, agents, independent contractors or invitees. In addition to the foregoing, Landlord may make all repairs and replacements to the Building and Premises resulting from acts or failures to act (when Tenant has a duty so to act) of Tenant's employees, agents, independent contractors or invitees (including damage and breakage occurring as a result of work performed by or for Tenant and when Tenant's property is being moved into or out of the Building), but only in cases of emergency or if Tenant fails to make such repairs within any notice and cure period provided under Section 7.1 of this Lease, and Landlord may recover all costs and expenses thereof (to the extent not covered by insurance proceeds) from Tenant as additional rent. Tenant shall maintain in a responsible company or companies approved by Landlord, liability insurance in form satisfactory to Landlord, insuring (as additional named insureds) Landlord, any mortgagee and any other parties having an interest in the Premises, the Building, or the Land (other than solely by reason of a tenancy in the Building or the Land) and reasonably designated by Landlord by notice to Tenant, and Tenant, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified in
Section 1.1 (as such amounts may, from time to time, be reasonably increased by Landlord). Such insurance shall provide that it will not be subject to cancellation, termination, or change except after at least 10 days' prior written notice to each additional insured. The policy or policies, or a duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premium thereon, shall be deposited with Landlord, any mortgagee, and any other parties having an interest in the Premises, the Building, or the Land and required to be named as an additional insured from time to time under this Section 5.5 and, upon renewals of such policies, not less than 15 days prior to the expiration of the term of such coverage. If Tenant fails to comply with any of the foregoing requirements, Landlord may obtain such insurance on behalf of Tenant and may keep the same in effect, and Tenant shall pay Landlord, as additional rent, the premium cost thereof upon demand. Landlord shall give Tenant at least two (2) days prior notice of its intention to obtain such insurance on behalf of Tenant, provided that no such prior notice shall be required within 10 days prior to the expiration of any such coverage or after the expiration of any such coverage.

      5.6   TENANT'S PROPERTY
            -----------------

      Except for damage caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors or other persons acting through Landlord , all furnishings, fixtures, equipment, effects and property of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom shall be at the sole risk of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord. The parties acknowledge that damage or destruction may result from acts of cleaning personnel and employees of other contractors working in and around the building and that Tenant shall bear the risk and cost thereof, except to the extent arising out of Landlord's gross negligence or willful misconduct.

      5.7   ENTRY FOR REPAIRS AND INSPECTIONS
            ---------------------------------

      Tenant shall permit Landlord and its agents, upon reasonable advance notice (except in an emergency) to enter and examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary, to remove at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing (but only if such consent was required under this Lease), to read utility meters installed in the Premises and to show the Premises to prospective tenants during the eighteen months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

      5.8   EXPENSES AND ATTORNEYS' FEES
            ----------------------------

      Tenant shall pay as additional rent Landlord's expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Tenant under this Lease with which Tenant has failed to comply. Landlord shall pay Tenant's expenses, including reasonable attorneys' fees incurred by Tenant, in enforcing any obligations of Landlord under this Lease with which Landlord has failed to comply.

      5.9   ASSIGNMENT, SUBLETTING
            ----------------------

      Tenant shall have the unrestricted right to assign this Lease or to sublet all or any portion of the Premises except that Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof or permit the occupancy of all or any portion of the Premises by anybody other than Tenant or a Tenant Affiliate (as defined below)(all or any of the foregoing actions are, for the purposes of this and the following paragraph, referred to as "assignments," and all or any of such assignees, subtenants, licensees, and other parties are referred to as "assignees") without obtaining, on each occasion, the prior consent of Landlord, provided that Landlord shall not unreasonably withhold, delay or condition such consent, and Landlord shall be required to consent to such assignment if the assignee uses the Premises for the Permitted Uses unless Landlord reasonably determines that (i) the proposed assignee's use or occupancy of the Premises will materially increase the number of employees in the Premises or will exceed the capacity of or unduly burden the Building's structure or heating, ventilating, air-conditioning, sewage, electrical, or other mechanical systems (and Tenant has not agreed to make such alterations or improvements to the Building, as its sole cost and in accordance with Section 5.10, as will increase such capacity or relieve such burden in Landlord's good faith judgment) or (ii) the proposed assignee's use or occupancy will, in Landlord's reasonable judgment, involve moral turpitude. A "Tenant Affiliate" shall mean any person or entity controlling, controlled by, or under common control with Tenant, any successor of Tenant resulting from a merger or consolidation with Tenant, or a purchaser in connection with the sale of all or substantially all of Tenant's assets. Tenant's request for consent to an assignment to such a third party shall include a copy of the proposed instrument of assignment, if available, or else a statement of the proposed assignment in detail satisfactory to Landlord, together with reasonably detailed business and other information about the proposed assignee reasonably requested by Landlord, including a description of the intended use and occupancy of the Premises and the approximate number of intended employees to be occupying the Premises (or portion thereof, as applicable). Except for assignments to Tenant Affiliates, if the proposed assignment is for the balance of the Term and relates to the entire Premises, Landlord shall have the option (but not the obligation) to terminate the Lease effective upon the date of the proposed assignment by giving Tenant notice of such termination within ten business days after Landlord's receipt of Tenant's request.

      Tenant shall pay to Landlord, as additional rent, Landlord's reasonable legal fees and other expenses incurred in connection with any proposed assignment requiring Landlord's consent, including fees for review of documents and investigations of proposed assignees. Notwithstanding any such assignment, the original Tenant named herein shall remain directly and primarily obligated under this Lease.

      If this Lease is (i) the subject of an assignment, or (ii) if the entire Premises is otherwise occupied by anybody other than Tenant for the balance of the Term, Landlord may, at any time and from time to time require that such assignee agree directly with Landlord to be liable, jointly and severally with Tenant, to the extent of the obligations undertaken by or attributable to such assignee, for the performance of all Tenant's agreements under this Lease (including payment of rent). Landlord may collect rent and other charges from the assignee and apply the net amount collected to the rent and other charges hereunder, but no such assignment or collection shall be deemed a waiver of the provisions of Section 5.9, or the acceptance of the assignee, as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular assignment shall not relieve Tenant from any requirement of obtaining the consent of Landlord to any further assignment.

      5.10  ALTERATIONS, ADDITIONS AND HEAVY EQUIPMENT
            ------------------------------------------

      Except as provided in Section 3.2 with respect to initial Finish Work in the Premises, Tenant shall not make any alterations, additions, installations or improvements in or to the Premises, without obtaining Landlord's prior consent, which (i) would cost more than $25,000 in any single instance, (ii) would materially and adversely affect the Building structure or the heating, ventilating, air conditioning, plumbing, electrical, emergency or other systems of the Building, or (iii) would be visible from the exterior of the Building; provided, however, that Landlord shall not unreasonably withhold, delay or condition such consent. Promptly upon completion thereof, Tenant shall provide Landlord with as-built plans and specifications for any alterations, additions, installations or improvements not requiring Landlord's consent and which alter the Premises as shown on the then current plans and specifications as furnished to Landlord. Any plans for alterations, additions, installations or improvements requiring Landlord's consent and all contractors performing such work shall be subject to Landlord's reasonable approval. Landlord's approval of any plans for such alterations, additions, installations or improvements shall not be deemed a representation or warranty that such plans are complete or that there are no inconsistencies between such plans and the shell and core construction of the Building, Landlord's Work, or the Finish Work. Tenant will not bring into or install in the Premises any safes, or bulky or heavy furnishings, equipment, or machines without the prior approval of Landlord as to methods and scheduling of transportation and installation (Landlord may prohibit installation if the weight of any such item will exceed floor load capacities reasonably determined by Landlord, or if Landlord decides that the same will cause vibration or noise to be transmitted to the Building structure or to areas outside the Premises).

      5.11  SURRENDER AND LIEN FOR RENT
            ---------------------------

      At the expiration of the Term or earlier termination of this Lease, Tenant shall peaceably surrender the Premises without the requirement of any notice, including Finish Work and all other permanent improvements performed by Tenant (such work to be in conformity with the provisions hereof) and all replacements thereof, including carpeting, any water or electricity meters, and all fixtures, including but not limited to all work in any way bolted or attached to the Premises (but excluding any of Tenant's trade fixtures and equipment not installed at Landlord's expense and any improvements (other than Landlords' Work or Finish Work) not installed or constructed at Landlord's expense and which respect to which Landlord has, prior to such installation or construction, notified Tenant must be removed at the end of the Term or which Tenant has notified Landlord of Tenant's intention to remove before the installation or construction thereof (collectively, "Tenant's Removable Property")) and work not described above (including partitions). At such expiration or earlier termination, the Premises and improvements shall be in the condition which the same are required to be under Section 5.1. Tenant shall, at the time of termination, remove the goods, effects and fixtures which Tenant is directed or permitted to remove in accordance with the provisions of this Section, making any repairs to the Premises and other areas necessitated by such removal and leaving the Premises in broom clean and tenantable condition. Should Tenant fail to remove any of such goods, effects, and fixtures, they shall be deemed abandoned and Landlord may have them removed forcibly, if necessary, and may store any of Tenant's property in a public warehouse at the risk of Tenant. If such items are not removed from storage within a reasonable period, such items may be sold by any customary methods in order to pay storage costs and other expenses of Landlord. The expense of such removal, storage and reasonable repairs necessitated by such removal shall he borne by Tenant or reimbursed by Tenant to Landlord, and Landlord shall have no liability as a result of such removal, storage or sale.

      5.12  PAYMENT FOR WORK PERFORMED
            --------------------------

      Tenant shall obtain all permits or licenses for any work undertaken by Tenant in the Premises, including the installation of equipment, furnishings and fixtures. Tenant shall also indemnify and save the Indemnitees (as defined in Section 5.5) harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Premises or the Building or any part thereof or against the Land which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall promptly discharge the same by payment or filing any necessary bond, provided that Tenant shall not be required to discharge any lien which is the subject of a good faith dispute between Tenant and a third party if such lien does not jeopardize Landlord's interest in the Building or the

Premises or violate the terms of any agreement with any ground lessor or Financing Party (as defined in Section 9.2).

      5.13  PERSONAL PROPERTY TAXES
            -----------------------

      Tenant shall pay promptly when due all taxes (and charges in lieu thereof) imposed upon personal property in the Premises, no matter to whom assessed (including Tenant's Removable Property), provided that Tenant shall not be required to pay any tax which is the subject of a good faith dispute between Tenant and a governmental agency if such dispute does not jeopardize Landlord's interest in the Building or the Premises or violate the terms of any agreement with any Financing Party.


                                   ARTICLE VI

                               CASUALTY AND TAKING

      6.1   DAMAGE BY FIRE OR CASUALTY
            --------------------------

      If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section 6.1, Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the building) to repair or cause to be repaired such damage, provided, however, in respect of such alterations, additions and improvements, originally made or installed by Tenant at Tenant's expense, as shall have been damaged by such fire or other casualty and which are insured by insurance policies required to be maintained hereunder, that the repairs to such Tenant's alterations, additions and improvements shall be performed by Landlord but at Tenant's expense to the extent such alterations, additions and improvements were not required under this Lease to be insured by policies maintained by Landlord. All repairs to and replacements of Tenant's Removable Property shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Fixed Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of any act or negligence on the part of Tenant or the employees, licensees or invitees of Tenant, resulting in some violation of applicable law, the terms of any insurance policy required to be retained hereunder, or the terms of this Lease, or because of any act or negligence on the part of Tenant or the employees, licensees or invitees of Tenant, resulting in a failure to cooperate with Landlord or any mortgagee of the Building in connection with Landlord's efforts to make its insurance claim, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

      If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the Term that the cost to repair such damage is reasonably estimated to exceed one-third of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, or (ii) at any time damage to the Building occurs by fire or other insured casualty and any mortgagee or ground lessor shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee or ground lessor regarding such situation, following such fire or other casualty, the effective termination date which shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. In the event of any termination, the term shall expire as though such effective termination date were the date originally stipulated in Section 1.1 for the end of the Term and the Fixed Rent and additional rent for Operating Expenses shall be apportioned as of such date.

      In any case of casualty, Landlord shall notify Tenant within 90 days whether Landlord intends to repair and whether Landlord anticipates that repairs to the Premises will exceed one year to bring to completion. If Landlord's notice states that such repairs are not expected to be completed within one year, Tenant shall be entitled to terminate this Lease by notice to Landlord given within 120 days of such casualty, and this Lease shall then terminate as if such date were the date of the ordinary expiration of the Term. If Landlord shall not have Substantially Completed its repair obligations hereunder within one year, Tenant shall be entitled to terminate this Lease by notice to Landlord given within 13 months of such casualty, and this Lease shall terminate as if such date were the date of the ordinary expiration of the Term.

      6.2   CONDEMNATION - EMINENT DOMAIN
            -----------------------------

      In case during the Term all of the Premises or the Building are taken, condemned, requisitioned or sold in or on account of any eminent domain proceeding or by other action by any authority having the power of eminent domain (any of the foregoing being hereinafter referred to as a "Taking" and any portion of the Premises or the Building subjected to a Taking being referred to as being "Taken") this Lease shall terminate as of the date of the Taking as if such date were the date of the ordinary expiration of the Term. If at least 20% of the Premises are Taken, Tenant shall have the right to terminate this Lease (notwithstanding that Landlord's entire interest may have been divested) by notice given to Landlord within 90 days after the date of such taking. If the remainder of the Premises are not in a proper condition for use and occupation, Landlord shall, as promptly as practicable, notify Tenant of the extent to which repairs to the Premises can be made based on available proceeds of condemnation ("Landlord's

Condemnation Notice"). If such a substantial part of the Building or the Premises are Taken that the remainder of the Building or the Premises cannot, after any repairs proposed by Landlord, be operated in the ordinary course of Tenant's or Landlord's business, Landlord and Tenant shall each have the right to terminate this Lease by notice to the other within 90 days after the delivery of Landlord's Condemnation Notice. Any notice of termination under this Section
6.2 shall specify the effective date of termination, and this Lease shall terminate on such date as if such date were the date of the ordinary expiration of the Term. The effective date of termination specified by Landlord or Tenant shall not be less than 15 nor more than 30 days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord or Tenant may terminate this Lease pursuant to the foregoing provisions of this Section), to the extent of the available proceeds of condemnation, to put the Premises, or what may remain thereof (excluding Tenant's Removable Property), into proper condition for use and occupation and a just proportion of the Fixed Rent and additional rent for Operating Expenses according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Fixed Rent and additional rent for Operating Expenses shall be abated for the remainder of the Term.

      6.3   EMINENT DOMAIN AWARD
            --------------------

      Except for Tenant's relocation expenses and any awards for damage to Tenant's Removable Property (specifically so designated) and except for other awards specifically designated to Tenant which do not reduce Landlord's award, Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building and Land and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request.

      6.4   TEMPORARY TAKING
            ----------------

      In the event of any taking of the Premises or any part thereof for temporary use not exceeding 90 days, (i) this Lease shall be and remain unaffected thereby but rent shall abate, and (ii) Landlord shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 5.11 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

                                   ARTICLE VII

                                     DEFAULT


      7.1   TERMINATION FOR DEFAULT OR INSOLVENCY
            -------------------------------------

      This Lease is upon the condition that (1) if Tenant shall fail timely to provide or replace any security deposit under Article X (including timely replacements to any Letter of Credit tendered as a security deposit) and such failure shall continue for twenty (20) days after notice to Tenant (or if earlier, the date ten (10) business days prior to the expiration of any Letter of Credit); or (2) if Tenant shall fail to perform or observe any of Tenant's other covenants, and if such failure shall continue, in the case of rent or payment of any sum due Landlord hereunder, for more than five (5) days after notice from Landlord, or in any other case, after notice from Landlord, for more than thirty (30) days after notice from Landlord (provided that if correction of any such non-monetary matter reasonably requires longer than 30 days and Tenant so notifies Landlord within 10 days together with an estimate of time required for such cure, Tenant shall be allowed such longer period, but only if such cure is begun within such 30-day period and is thereafter diligently prosecuted to completion and such delay does not cause increased risk of damage to person or property); or (3) if three or more notices under clause (2) hereof are given in any twelve month period (failure to pay rent or any other sum for more than 5 days after the particular due date shall have the same effect under this clause
(2) as such a notice, regardless of whether or not a notice was given with respect to any such failure); (4) if Tenant shall or abandon all or any portion of the Premises; or (5) if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Tenant's property or the property of any guarantor of Tenant's obligations hereunder ("Guarantor") for the benefit of creditors; or (6) if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's or the Guarantor's property and such appointment is not discharged within 90 days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant or the Guarantor under any bankruptcy law or is filed against Tenant or the Guarantor and, in the case of a filing against Tenant only, the same shall not be dismissed within 90 days from the date upon which it is filed (each of the foregoing (1) through 6) being an "Event of Default"), then, and in any of said cases, Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice to Tenant and to recover possession of the Premises under and by virtue of the provisions of the laws of The Commonwealth of Massachusetts or such other proceedings, including notice, re-entry or possession. Thereupon Landlord shall be entitled to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Landlord and Tenant agree that, at Landlord's option, a notice by Landlord alleging default hereunder shall constitute a statutory notice to quit, Tenant hereby waiving any further notice to quit and notice of Landlord's intention to reenter and any grace periods provided for herein shall run concurrently with any statutory periods.

      7.2   REIMBURSEMENT OF LANDLORD'S EXPENSES
            ------------------------------------

      In the case of termination of this Lease pursuant to Section 7.1, Tenant shall reimburse Landlord for all reasonable expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys' fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, and the like); and all Landlord's other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

      7.3   DAMAGES
            -------

      Landlord may elect by written notice to Tenant within four months following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent which would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent payable for the Premises for the remainder of the Term (if less than the rent payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year's additional rent under Section 2.6 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of suburban commercial real estate in the Greater Boston Area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If, at the end of the Term, the rent which Landlord has actually received from the Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference. Should Landlord fail to make the election provided for in this Section 7.3, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the difference between the rent which would have been paid in accordance with this Lease (Annual Fixed Rent under Section 2.5, and additional rent which would have been payable under Section 2.6 to be ascertained monthly) and the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord's reletting expenses described in Section 7.2 which have not been reimbursed by Tenant thereunder).

      In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.3, Landlord may by written notice to Tenant within 6 months after termination under any of the provisions contained in Section 7.1 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages under Section 7.3, an amount equal to the lesser of (i) the aggregate of the Fixed Rent under Section 2.5 and additional rent under Section 2.6 for the balance of the Term had it not been terminated or (ii) the aggregate thereof for the 12 months ending one year after the termination date, plus in either case the amount of Fixed Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.3 up to the time of payment of such liquidated damages (but reduced-by any amounts of reimbursement under Section 7.2). Liquidated damages hereunder shall not be in lieu of any claims for reimbursement under Section 7.2.

      7.4   MITIGATION
            ----------

      In the event of a termination of this Lease under Section 7.1, Landlord shall use reasonable efforts to relet the Premises, it being understood that "reasonable efforts" for the purposes of this Section 7.4 shall be limited to placing the Premises with a reputable commercial broker and Landlord's good faith exploration of reasonable potential tenants presented by such broker, it being understood that in no event shall Landlord be obligated to rent the Premises prior to other comparable vacant space in the Building, if any. Any obligation imposed by this Lease or by applicable law upon Landlord to relet the Premises shall be subject to the reasonable requirements of Landlord to lease to high quality tenants and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like.

      7.5   CLAIMS IN BANKRUPTCY
            --------------------

      Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

      7.6   LATE CHARGE
            -----------

      If any payment of Annual Fixed Rent, additional rent, or other payment due from Tenant to Landlord is not paid when due, then Landlord may, at its option, without notice and in addition to all other remedies hereunder, impose a late charge on Tenant equal to 1.5% of the amount in question for each month and for each part thereof during which said delinquency continues provided that no late charge will be imposed for Annual Fixed Rent payments less than five days late up to two times in any calendar year. Such late charge shall constitute additional rent hereunder payable upon demand.

                                  ARTICLE VIII

                                  MISCELLANEOUS


      8.1   MEASUREMENT OF FLOOR AREA
            -------------------------

      The rentable floor area of the Building, Area A, Area B, and Area C shall be as set forth in Section 1.1. The rentable floor area of any portions thereof shall be as determined in good faith by Landlord's architect.

      8.2   HOLDOVER
            --------

      If Tenant remains in the Premises after the termination or expiration of the Term, such holding over shall be, except as Landlord may elect pursuant to the next sentence, as a tenant at will or tenant by the month (requiring 30 days notice of termination by either party to the other) at a monthly fixed rent equal to one and one-half the Fixed Rent due hereunder for the last month of the Term, and otherwise subject to all the covenants and conditions (including obligations to pay additional rent under Section 2.6) of this Lease as though it had originally been a monthly tenancy. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises promptly after the termination or expiration hereof and prior to acceptance of rent for any period thereafter, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof without process or by any legal process in force in The Commonwealth of Massachusetts. Tenant shall be liable for damage caused wholly or partially by Tenant's holding over without Landlord's agreement, including without limitation damages to (or lost rentals from) successor tenants and occupants of all or part of the Premises.

      8.3   ESTOPPEL CERTIFICATES
            ---------------------

      At Landlord's request, from time to time, Tenant agrees to execute and deliver to Landlord a certificate which acknowledges the dates on which the Term begins and ends, tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which Landlord, a mortgagee, or lender, or a purchaser or prospective purchaser of the Building or any interest therein or any other party may, from time to time, reasonably request. At Tenant's request, from time to time for any reasonable purpose, Landlord agrees to execute and deliver to Tenant a certificate of the type described in the preceding sentence. Tenant acknowledges that the execution and delivery of such certificates in connection with a financing or sale in a prompt manner constitute requirements of Landlord's financing and/or property dispositions and Tenant shall indemnify Landlord against all damages (including consequential damages in the nature of increased costs or loss of any such transactions and including attorneys' fees) directly or indirectly resulting from Tenant's failure to comply herewith (notwithstanding that the grace or notice period under Section 7.1 may not have expired).

      8.4   NOTICE
            ------

      Any notice, approval and other like communication hereunder from Landlord to Tenant or from Tenant to Landlord shall be given in writing and shall be deemed duly served if and when hand delivered or if and when mailed prepaid certified mail (in either case, whether or not accepted for delivery).
Communications to Tenant shall be addressed to Tenant's Authorized Representative at the Original Address of Tenant set forth in Section 1.1 prior to the Term Commencement Date and thereafter at the Premises. Communications to Landlord shall be addressed to the Address of Landlord's Managing Agent set forth in Section 1.1. A copy of any notice to Tenant shall be delivered to Testa, Hurwitz & Thibeault, 125 High Street, Boston, Massachusetts 02110,
Attention: Real Estate Department. Either party may from time to time designate other addresses within the continental United States by notice to the other.

      8.5   RIGHTS TO CURE
            --------------

      8.5.1 LANDLORD'S RIGHT TO CURE. At any time and without notice, Landlord may, but need not, cure any failure by Tenant to perform its obligations under this Lease which has continued after any applicable notice and grace period. Whenever Landlord chooses to do so, all reasonable costs and expenses incurred by Landlord in curing any such failure, including, without limitation, reasonable attorneys' fees together with interest on the amount of costs and expenses so incurred at an annual rate equal to the so-called prime rate of interest published from time to time by The Wall Street Journal (or substitute publication reasonably selected by Landlord if The Wall Street Journal ceases to publish such information) plus two percentage points shall be paid by Tenant to Landlord on demand and shall be recoverable as additional rent.

      8.5.2 TENANT'S RIGHT TO CURE. If Landlord fails to perform any obligation under this Lease which obligation is material to Tenant's use and enjoyment of the Premises and such failure continues for more than 30 days after written notice from Tenant (provided that, if correction of such failure reasonably requires a period longer than 30 days, and if Landlord commences such correction within 30 days and prosecutes such correction to completion with diligence and continuity, Landlord shall be allowed such longer period as may be reasonably necessary to complete such correction), Tenant may, upon 10 business days' notice to Landlord of its intention so to do (such notice to include the notation "NOTICE OF INTENT TO CURE" in capital letters prominently displayed), but shall not be obligated to, cure any such failure, and all reasonable costs and expenses incurred by Tenant in curing such failure (including without limitation reasonable attorney's fees and interest on such costs and expenses at an annual rate equal to the so-called prime rate of interest published from time to time by THE WALL STREET JOURNAL (or substitute publication reasonably selected by Landlord if THE WALL STREET JOURNAL ceases to publish such information) plus two percentage points) shall be reimbursed by Landlord to Tenant within ten days after Landlord receives a written bill from the Tenant. If Landlord fails to reimburse Tenant for any such costs and expenses within 30 days after Landlord receives a written demand therefor, Tenant shall have the right to apply such amounts as a credit against payments of Annual Fixed Rent, additional rent and other charges due from Tenant to Landlord under this Lease.

      8.6   SUCCESSORS AND ASSIGNS
            ----------------------

      This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assignees of Tenant as are permitted hereunder. The term "Landlord" means the original Landlord named herein, its successors and assigns. The term "Tenant" means the original Tenant named herein and its permitted successors and assigns.

      8.7   BROKERAGE
            ---------

      Landlord agrees that it shall pay any charge which is determined to be due Boston Real Estate Partners and Fallon Hines & O'Connor, Inc. in connection with this Lease. The foregoing agreement is between Landlord and Tenant and shall not be deemed to be for the benefit of such brokers or any third parties and shall not be construed as an acknowledgment that any commission is owed to any party by either Landlord or Tenant in connection with this Lease. Landlord and Tenant each represent and warrant to the other that it has engaged in no conduct which may or will render the other liable for a broker's commission or charge in connection with this Lease to any broker other than Boston Real Estate Partners and Fallon Hines & O'Connor, Inc., and Landlord and Tenant each agree to indemnify the other and hold the other harmless from any breach of its respective representation and warranty.

      8.8   WAIVER
            ------

      The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the rules and regulations referred to in Section 5.3, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the effect of an original violation, nor shall the failure of Landlord to enforce any of said rules and regulations against any other tenant of the Building be deemed a waiver of any such rules or regulations. The receipt by Landlord of Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

      8.9   ACCORD AND SATISFACTION
            -----------------------

      No acceptance by Landlord of a lesser sum than the Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to any employee of Landlord or to Landlord's Managing Agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

      8.10  REMEDIES CUMULATIVE
            -------------------

      The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants or conditions of this Lease or to a decree compelling specific performance of any such covenants or conditions.

      8.11  PARTIAL INVALIDITY
            ------------------

      If any term of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      8.12  WAIVERS OF SUBROGATION
            ----------------------

      Any insurance carried by either party with respect to the Building, the Exclusive Parking, the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured hereunder prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance, whether or not caused by negligence, to the extent of the indemnification received thereunder.

      8.13  ENTIRE AGREEMENT
            ----------------

      This Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto.

      8.14  NO AGREEMENT UNTIL SIGNED
            -------------------------

      The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

      8.15  TENANT'S AUTHORIZED REPRESENTATIVE
            ----------------------------------

Tenant designates the person named from time to time as Tenant's Authorized Representative to take all acts of Tenant hereunder. Landlord may rely on the acts of such Authorized Representative without further inquiry or evidence of authority. Tenant's Authorized Representative shall be the person so designated in Section 1.1 and such successors as may be named from time to time by the then current Tenant's Authorized Representative or by Tenant's president.

      8.16  NOTICE OF LEASE
            ---------------

      Landlord and Tenant agree not to record this Lease. Both parties will execute, acknowledge and deliver a notice of lease and if appropriate, both parties will, at the request of either, execute, acknowledge and delivery a notice of termination of the Term, each in recordable form. Such notices shall contain only the information required by law for recording. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact (which appointment shall survive termination of the Term) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease in Tenant's name if Tenant fails to do so within 10 business days after request therefor.

      8.17  TENANT AS BUSINESS ENTITY
            -------------------------

      If Tenant is a business  entity,  then Tenant warrants and represents that
(a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in material compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and
(iv) will not result in the imposition of any lien or charge on any of Tenant's property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that breach of the foregoing warranty and representation in any material respect shall at Landlord's election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term.

      8.18  DEVELOPMENT OF OTHER PROPERTIES.
            -------------------------------

      Subject to Section 4.1.6, Landlord shall have the right, in connection with development of other land adjacent to the Building, to grant easements affecting the Land and Building (but not the Premises) for access and egress and for installation, maintenance, repair, replacement or relocation of utilities and to subject the Land and Building to such other rights, agreements and covenants for such purposes as Landlord may determine, provided the same shall not

(i) unreasonably interrupt or unreasonably interfere with Tenant's use and enjoyment of the Premises, (ii) reduce the number of the Exclusive Parking Spaces, or (iii) increase Tenant's obligations hereunder. Tenant hereby agrees that this Lease shall be subject and subordinate to any such matters which do not unreasonably interrupt or unreasonably interfere with Tenant's use and enjoyment of the Premises. The foregoing sentence shall be self-operative.

      8.19  MISCELLANEOUS PROVISIONS
            ------------------------

      This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof. This Lease shall be construed as a sealed instrument in accordance with the laws of The Commonwealth of Massachusetts. The titles are for convenience only and shall not be considered a part of the Lease. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the purported exercise shall be ineffective. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other documents relating hereto may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.


                                   ARTICLE IX

                LANDLORD'S LIABILITY AND ASSIGNMENT FOR FINANCING


      9.1   LANDLORD'S LIABILITY
            --------------------

      Tenant agrees from time to time to look only to Landlord's interest in the Building for satisfaction of any claim against Landlord hereunder and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Building (or part thereof which includes the Premises), then from and after each such transfer and provided Tenant receives notice thereof, Tenant shall look solely to the interests in the Building and the Land of each of Landlord's transferees for the performance of all of the obligations of Landlord hereunder. The obligations of Landlord shall not be binding on any members or managers (or partners or trustees or beneficiaries) of Landlord or of any successor, individually, but only upon Landlord's or such successor's assets described above.

      9.2   ASSIGNMENT OF RENTS
            -------------------

      If, at any time and from time to time, Landlord assigns this Lease or the rents payable hereunder to the holder of any mortgage on the Premises or the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

            (i) Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

            (ii) Except as provided in (i) above, the Financing Party shall be treated as having assumed Landlord's obligations hereunder (subject to Section 9.1) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) or the taking of possession of the Premises;

            (iii) Subject to Section 9.1, the Financing Party shall be responsible for only such breaches under the Lease by Landlord which occur during the period of ownership by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) or taking of possession, as aforesaid;

            (iv) In the event Tenant alleges that Landlord is in default under any of Landlord's obligations under this lease, Tenant agrees to give the holder of any mortgage, by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of any such holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided by law or such additional time as may be provided in such notice to Landlord, such holder shall have thirty (30) days after the last date on which Landlord could have cured such default within which such holder will be permitted to cure such default. If such default cannot be cured within such thirty day period, then such holder shall have such additional time as may be necessary to cure such default, if within such thirty day period such holder has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such holder.

      Tenant hereby agrees to enter into such agreements or instruments as may, from time to time, be requested in confirmation of the foregoing, provided the Financing Party has entered into a Non-Disturbance Agreement with Tenant.

                                    ARTICLE X

                                SECURITY DEPOSIT

      On or before the execution of this Lease, Tenant shall deliver to Landlord a clean, irrevocable letter of credit in the amount of $4,000,000 (the "Letter of Credit") in the form of EXHIBIT C. Upon the occurrence of an Event of Default, Landlord may, but shall not be obligated to, draw upon the Letter of Credit to the extent necessary to cure the Event of Default, and Tenant shall be obligated to reinstate such security deposit to the amount then required to be provided hereunder. Subject to the next paragraph, within 30 days after the expiration or sooner termination of the Term, Landlord shall return the Letter of Credit, to the extent not drawn upon, to Tenant.

      The Letter of Credit, to the extent not drawn upon, shall be returned to Tenant prior to the time provided in the preceding paragraph within 30 days after the delivery to Landlord of evidence that Tenant's credit has achieved a Moody's Investors Service, Inc. rating of BBB or better. Tenant shall, prior to applying for a Moody's rating, notify Landlord of its intention to apply for a so-called "shadow" rating and of the anticipated cost thereof. Provided that no Event of Default then exists, Landlord shall, upon completion of such application, credit against the next payment(s) of rent due an amount equal to one-half of the actual costs reasonably incurred by Tenant in obtaining a "shadow" rating by Moody's Investors Service, Inc. Notwithstanding anything herein to the contrary, Landlord's obligations pursuant to the foregoing sentence shall only apply to one (1) application by Tenant; Landlord shall in no event be responsible for any costs of any subsequent rating applications. If, at any time after return of the Letter of Credit, such rating shall cease to be BBB or better, Tenant shall promptly and in any event within ten business (10) days following request therefor by Landlord deliver to Landlord a clean irrevocable letter of credit in the amount of $4,000,000 in the form of EXHIBIT C attached hereto, to be held by Landlord as a security deposit and returned to Tenant pursuant to this Article.

      The Letter of Credit shall be issued by Fleet Bank or another Boston clearinghouse bank reasonably satisfactory to Landlord in Landlord's favor (and Tenant shall provide for replacements thereto to be issued and delivered to Landlord at least 30 days prior to the expiration of the then effective Letter of Credit, time being of the essence), securing the performance of Tenant's obligations hereunder and payable to Landlord on the terms set forth in the form attached to this Lease as EXHIBIT C. The Letter of Credit in effect at the expiration of the Term shall expire no earlier than 30 days after the expiration of the Term. Landlord agrees that it shall present such sight draft only if Tenant defaults in performance of its obligations hereunder (including a failure timely to replace an expiring letter of credit) and such default shall have continued past any applicable notice and grace period. The Letter of Credit shall provide for partial draws and shall be assignable by Landlord.

                                   ARTICLE XI

                                  SUBORDINATION


      Landlord shall obtain from any Financing Party and any lessor under any ground lease or superior lease now or hereafter encumbering or affecting Landlord's interest in the Land, the Building, or the Additional Land an agreement in recordable form that, if such Financing Party forecloses or otherwise exercises it rights under its mortgage, or if such lessor terminates or otherwise exercises its rights under its lease, or either such Financing Party or such lessor otherwise acquires Landlord's interest in the Land, the Building or the Additional Land, such Financing Party and/or such lessor shall recognize Tenant's rights and not disturb Tenant's occupancy of the Premises and the Exclusive Parking Spaces under the terms and conditions of this Lease (provided that nothing herein shall be construed to limit such Financing Party's and/or lessor's rights to exercise the rights of Landlord hereunder) and shall assume and perform Landlord's obligations under this Lease (each such agreement being a "Non-Disturbance Agreement"). If Landlord obtains a Non-Disturbance Agreement from each such Financing Party and/or lessor, this Lease shall be subject and subordinate to any mortgages or ground leases that may now or hereafter be placed upon the Building and/or the Land and to any and all advances to be made under such mortgages or ground leases and to the interest thereon, and all renewals, extensions and consolidations thereof on the terms and conditions set forth in the Non-Disturbance Agreement; provided that any mortgagee or ground lessor may elect to have this Lease a prior lien to its mortgage or ground lease and in the event of such election and upon notification by such mortgagee or ground lessor to Tenant to that effect, this Lease shall be deemed prior in lien to said mortgage or ground lease. This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver whatever instruments (such instruments to be in recordable form) may be required to acknowledge such subordination or priority in accordance with any Non-Disturbance Agreement. Tenant also agrees this Lease shall survive any merger of the estates of ground lessor and ground lessee under any ground lease.


                                   ARTICLE XII

                                     PARKING

      Throughout the Term, Tenant shall have, as appurtenant to the Premises, the right without charge to use, in common only with Landlord (as necessary to perform Landlord's obligations hereunder) and other tenants of the Building and invitees thereof, 987 parking spaces (the "Exclusive Parking Spaces") on the Land and the Additional Land for its employees and business invitees. Such use shall be subject to reasonable rules and regulations from time to time established by Landlord. If the Building is at any time occupied by other tenants in addition to Tenant, such rules and regulations shall provide for a reasonable allocation of such spaces among all tenants of the Building in proportion to their share of the Rentable Floor Area of the Building.

      Landlord represents that it has a leasehold interest in additional land abutting the Land (the "Additional Land") under a ground lease between Landlord and Albert L. Nardone and

Anthony B. Nardone as Trustees of Five Robbins Realty Trust dated of even or near even date herewith (the "Ground Lease") (a copy of which is attached hereto as Exhibit D). On or before May 1, 1997, Landlord shall construct 307 parking spaces on the Additional Land in accordance with a site plan entitled "Site Plans; Proposed Parking Improvements" dated July 3, 1996 and prepared by Rizzo Associates, Inc. Tenant shall have, as appurtenant to the Premises, the exclusive right to use such spaces during the Term. If Landlord elects to exercise its purchase option under Article VII of the Ground Lease during the term of this Lease, Landlord shall, promptly following delivery to the ground lessor of the Option Notice (as defined in the Ground Lease), deliver a copy of such Option Notice to Tenant. Upon determination of the Purchase Price under the Ground Lease, Landlord shall promptly notify Tenant of such Purchase Price. If Landlord exercises such option during the Term of this Lease, Tenant shall, on or before the date ten (10) business days prior to the closing date set forth in the Option Notice, pay to Landlord as additional rent an amount equal to 50% of the amount by which (a) the sum of the Ground Lease Payments (as defined below) and the Purchase Price exceeds (b) $250,000.00. "Ground Lease Payments" shall mean all Fixed Rent (as defined under the Ground Lease) and real estate taxes paid by Nashoba View Associates, LLC under the Ground Lease from the commencement date thereof through the closing date. Landlord shall provide to Tenant an accounting of the Ground Lease Payments promptly following delivery of the Option Notice. If Landlord exercises such option during the Term of this Lease, the term "Land" as used herein shall, upon acquisition of the Additional Land, thereafter be construed to include the Additional Land.

      Subject to Tenant's payments pursuant to the foregoing paragraph, Landlord shall pay and perform fully its obligations under the Ground Lease. Landlord shall promptly provide Tenant with a copy of a notice of a default by Landlord in its obligations under the Ground Lease. If Landlord defaults in the payment or performance of any of its obligations under the Ground Lease and such default continues after any applicable notice and/or the expiration of any applicable grace period under the Ground Lease, Tenant may, but shall not be obligated to, pay such sums and/or take such actions as may be reasonably necessary or appropriate to cure such default of Landlord, any amounts reasonably expended by Tenant in effecting such cure shall be reimbursed by Landlord to Tenant. If Landlord fails to reimburse Tenant for any such amounts within thirty (30) days after Landlord receives a written demand therefor, Tenant shall have the right to apply such amounts as a credit against payments of Annual Fixed Rent, additional rent and other charges due from Tenant to Landlord under this Lease, provided that in no event shall the amount so credited in any calendar month exceed one-third of the quarterly ground rent due under the Ground Lease.



                                  ARTICLE XIII

                                  SEPTIC SYSTEM


Tenant hereby acknowledges the terms and conditions of the DEP Letter. Without limiting the generality of any other of Tenant's obligations contained herein, Tenant shall neither use or permit any use of the Premises which is contrary to applicable law regarding the Septic System. Notwithstanding the foregoing, Tenant shall have the right, after giving written notice to

Landlord and subject to the conditions stated below, to contest in good faith the validity of any requirement of DEP with respect to the Septic System. During the pendency of such contest, Tenant shall not be required to comply with any such requirement provided that Tenant shall indemnify and save Landlord and the Indemnitees (as defined in Section 5.5) harmless from all injury, loss, claims, liens or damage resulting from the delay in such compliance and/or Tenant's contest of such requirement.

      Executed to take effect as a sealed instrument.


                                    LANDLORD

                                    NASHOBA VIEW ASSOCIATES, LLC


                                    By: /s/ Donald J. Chiofaro,
                                        -----------------------------------
                                        Donald J. Chiofaro,
                                        Manager


                                    TENANT

                                    CASCADE COMMUNICATIONS CORP.


                                    By: /s/ Paul E. Blondin
                                        -----------------------------------
                                        Paul E. Blondin
                                        Chief Financial Officer